UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A
(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT
SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No. )

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Filed by a Party other than the Registrant ☐

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☐ Preliminary Proxy Statement
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☒ Definitive Proxy Statement
☐ Definitive Additional Materials
☐ Soliciting Material Pursuant to §240.14a-12

Tredegar Corporation
(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

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1100 Boulders Parkway
Richmond, Virginia 23225

Annual Meeting of Shareholders

April 4, 2008

To Our Shareholders:

          We invite you to attend the Annual Meeting of Shareholders to be held at Lewis Ginter Botanical Garden, 1800 Lakeside Avenue, Richmond, Virginia, 23228, on Thursday, May 8, 2008, at 9:00 a.m., Eastern Daylight Time. A formal notice of the meeting, a proxy statement and a proxy form are enclosed. You are being asked to elect directors and ratify the appointment of Tredegar’s independent registered public accounting firm for the coming year and conduct any other business properly raised at the meeting.

          Please complete, sign, date and return the enclosed proxy form promptly using the enclosed self-addressed, stamped envelope, regardless of whether you plan to attend the meeting. You may still vote in person at the meeting, even if you return the proxy.

          On behalf of our Board of Directors, management and employees of Tredegar Corporation, I thank you for your continued support and confidence in our company.

Sincerely yours,

Richard L. Morrill
Chairman of the Board

Your vote is important. Please sign and date the enclosed proxy card and return it promptly in the envelope provided to ensure that your shares will be represented at the annual meeting. Holders of a majority of the outstanding shares entitled to vote must be present either in person or by proxy for the meeting to be held. If you attend the meeting and vote your shares, any previously submitted proxies will be revoked.

TREDEGAR CORPORATION

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

TIME:	Thursday, May 8, 2008, at 9:00 a.m., Eastern Daylight Time

PLACE:	Lewis Ginter Botanical Garden 1800 Lakeside Avenue Richmond, Virginia 23228 (see directions on reverse)

ITEMS OF BUSINESS:	1.	To elect three directors to serve until the 2011 annual meeting and until their successors are elected;

	2.	To ratify the appointment of PricewaterhouseCoopers LLP as Tredegar’s independent registered public accounting firm for the fiscal year ending December 31, 2008; and

	3.	To conduct any other business properly raised at the annual meeting or any adjournments of the annual meeting.

WHO MAY VOTE:	You may vote if you were a shareholder of record on March 17, 2008.

DATE OF MAILING:	This notice and the proxy statement are first being mailed to shareholders on or about April 4, 2008.

By Order of the Board of Directors

McAlister C. Marshall, II
Vice President, General Counsel and Secretary

Directions to
Lewis Ginter Botanical Garden

From I-95 North

From I-95 North, take the Lakeside Avenue exit (Exit 80). Keep to the right and turn right at the first stoplight onto Lakeside Avenue. Follow Lakeside Avenue to the Garden entrance just after you cross the intersection at Lakeside Avenue and Hilliard Road.

From I-95 South

From I-95 South, take the Parham Road West exit (Exit 83B). On Parham Road, quickly get into the far left lane. At the second stoplight, take a left onto Brook Road (also known as Route 1 South). At the third stoplight, take a right onto Lakeside Avenue. The Garden entrance will be on your right as you go down Lakeside Avenue.

From I-64 East

From I-64 East, get onto I-95 North to Washington, D.C. and follow directions above from I-95 North.

From I-64 West

From I-64 West, get onto I-95 North to Richmond and follow directions above from I-95 North.

PROXY STATEMENT

for

ANNUAL MEETING OF SHAREHOLDERS
TREDEGAR CORPORATION

To be held May 8, 2008

Approximate date of mailing—April 4, 2008

VOTING INFORMATION

The Board of Directors (or Board) of Tredegar Corporation, a Virginia corporation (or Tredegar, we, our or us), is soliciting your proxy for the annual meeting of shareholders to be held on Thursday, May 8, 2008. This proxy statement and proxy form contain information about the items you will be voting on at the annual meeting.

Who may vote?

You may vote if you owned shares of Tredegar common stock on March 17, 2008, the date our Board established for determining shareholders entitled to vote at the annual meeting. On that date, there were 34,300,718 outstanding shares of Tredegar common stock. You are entitled to one vote for each share of Tredegar common stock you own.

What are the proposals shareholders will be voting on at the annual meeting?

You will be voting on the following:

•	The election of three directors;

•	The ratification of the appointment of PricewaterhouseCoopers LLP (or PwC) as Tredegar’s independent registered public accounting firm for the fiscal year ending December 31, 2008; and

•	Any other business properly raised at the annual meeting or any adjournments of the annual meeting.

How do I vote my shares?

You may vote your shares as follows:

•

You may vote in person at the annual meeting. Even if you plan to attend the annual meeting, we encourage you to vote your shares by proxy. If your shares of Tredegar common stock are registered directly in your name with National City Bank, our transfer agent, and you desire to vote in person at the annual meeting, you will be able to request a ballot at the annual meeting. If your shares of Tredegar common stock are held in street name with a brokerage firm and you desire to vote in person at the annual meeting, you will need to obtain a legal proxy from the brokerage firm. You should contact your brokerage firm for further information.

•	You may vote by mail by completing, signing, dating and returning the enclosed proxy in the self-addressed, stamped envelope provided.

What constitutes a quorum for the annual meeting?

A quorum is a majority of the outstanding shares of Tredegar common stock, present in person or represented by proxy at the annual meeting. Abstentions, withheld votes and shares held of record by a broker or its nominee that are voted on any matter at the annual meeting are included in determining the number of shares present. Shares held of record by a broker or its nominee that are not voted on any matter at the annual meeting will not be included in determining whether a quorum is present. A quorum is necessary to conduct business at the annual meeting.

What are my voting choices when voting on the director nominees?

In the vote on the election of our director nominees, you may:

•	vote for all nominees;

•	withhold votes as to all nominees; or

•	withhold a vote as to one or more specific nominees.

A nominee is elected to our Board if a plurality of votes cast in the election of directors is cast “for” the nominee. Signing and returning your proxy card will constitute a vote “for” all of the nominees unless your proxy specifies that you are withholding authority to vote for any of the nominees. Any votes withheld will not be counted in determining the number of votes cast. In the event that any nominee for director is unavailable for election, our Board may either reduce the number of directors or choose a substitute nominee. If our Board chooses a substitute nominee, the shares represented by a proxy will be voted for the substitute nominee, unless other instructions are given in the proxy.

Our Board recommends that you vote “FOR” all of the nominees.

What are my voting choices when voting on the ratification of the appointment of PwC as our independent registered public accounting firm?

In voting on the ratification of the appointment of PwC as our independent registered public accounting firm for the fiscal year ending December 31, 2008, you may:

•	vote for the ratification of the appointment of PwC;

•	vote against the ratification of the appointment of PwC; or

•	abstain from voting on the ratification of the appointment of PwC.

The ratification of the appointment of PwC as our independent registered public accounting firm requires that the number of votes cast “for” the ratification exceeds the number of votes cast “against” the ratification.

Our Board recommends that you vote “FOR” the ratification of the appointment of PricewaterhouseCoopers LLP as Tredegar’s independent registered public accounting firm for the fiscal year ending December 31, 2008.

Will my shares be voted if I do not return my proxy?

If you are a Tredegar shareholder whose stock is registered directly in your name with National City Bank, our transfer agent, National City Bank will only vote your shares if it receives specific voting instructions from you.

If you are a Tredegar shareholder whose stock is held in street name with a brokerage firm, your broker may or may not vote your shares in its discretion if you have not provided voting instructions to the broker. Whether the broker may vote your shares depends on the proposals before the meeting. Under the rules of the New York Stock Exchange, your broker may vote your shares in its discretion on “routine matters.” We believe that the election of directors and the ratification of the appointment of the independent registered public accounting firm are routine matters on which brokers are permitted to vote on behalf of their clients if their clients do not furnish voting instructions.

The rules of the New York Stock Exchange, however, do not permit your broker to vote your shares on proposals that are not considered “routine.” When a proposal is not a routine matter and your broker has not received your voting instructions with respect to that proposal, your broker cannot vote your shares on that proposal. This is called a “broker non-vote.”

Can I change or revoke my vote?

You may change or revoke your proxy at any time before it is voted at the annual meeting. You can change or revoke your proxy by (1) voting in person at the annual meeting, (2) delivering another later dated proxy or (3) notifying Tredegar’s Corporate Secretary in writing that you want to change or revoke your proxy. Attendance at the annual meeting will not itself revoke a proxy. All signed proxies that have not been revoked will be voted at the annual meeting. If your proxy contains any specific voting instructions, they will be followed.

What does it mean if I receive more than one proxy card?

If you receive more than one proxy card, it means you have multiple accounts with our transfer agent, National City Bank, or with one or more brokerage firms. To vote all your shares, you will need to sign and return all proxy cards. We encourage you to consolidate your accounts with the same name and address with National City Bank in a single account whenever possible. For additional information, please contact our transfer agent at 1-800-622-6757.

Who pays for the solicitation of proxies?

We will pay the cost of soliciting proxies and may use employees to solicit proxies by mail, in person or by telephone. We have engaged The Altman Group, Inc. to solicit proxies from brokers, nominees, fiduciaries and other custodians. We will pay Altman $5,000 for its services and will reimburse Altman for its out-of-pocket expenses, including mailing, copying, phone calls, faxes and other matters, and will indemnify Altman against any losses arising out of that firm’s proxy soliciting services on our behalf.

How do I communicate with the Board of Directors?

Our Board has unanimously approved a process for shareholders to send communications to our Board and individual directors. Shareholders can communicate in writing to our Board and, if applicable, any Board Committee or specified individual directors by either mailing communications c/o Tredegar Corporation, 1100 Boulders Parkway, Richmond, Virginia, 23225, Attention: Corporate Secretary, or by sending an e-mail to the following address: directors@tredegar.com. As noted elsewhere in this proxy, you may use these same means to communicate with non-management directors, individually or as a group. We will forward communications to the intended recipient(s), although we screen mail for security purposes.

Where can I find Tredegar’s corporate governance materials?

Our Governance Guidelines, Code of Conduct and the charters of our Audit Committee, Executive Compensation Committee, and Nominating and Governance Committee are available on our website at www.tredegar.com, and are available in print to any shareholder upon request by contacting our investor relations department as described in “How may I obtain Tredegar’s Annual Report on Form 10-K for the fiscal year ended December 31, 2007, and other financial information?” below.

How may I obtain Tredegar’s Annual Report on Form 10-K for the fiscal year ended December 31, 2007, and other financial information?

We have enclosed a copy of our 2007 Annual Report, which includes our Annual Report on Form 10-K for the fiscal year ended December 31, 2007.

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR ANNUAL MEETING OF SHAREHOLDERS TO BE HELD ON MAY 8, 2008

The proxy statement and the 2007 Annual Report are available at www.tredegar.com.

Shareholders may request additional copies of the 2007 Form 10-K (including the financial statements and financial statement schedules), without charge, from:

Tredegar Corporation
Attention: Investor Relations
1100 Boulders Parkway
Richmond, Virginia 23225
1-800-411-7441
invest@tredegar.com

We will deliver a list of exhibits to the 2007 Form 10-K, showing the cost of each, with the copy of the 2007 Form 10-K. We will provide any of the exhibits upon payment of the charge noted on the list. Exhibits to the 2007 Form 10-K are also available on the Securities and Exchange Commission’s website at www.sec.gov.

May shareholders ask questions at the annual meeting?

Yes. At the end of the annual meeting, we will give shareholders attending the meeting the opportunity to ask questions.

Will Tredegar’s directors be present at the annual meeting?

Yes. It is our policy that our directors attend the annual meeting of shareholders.

Is it possible to receive future mailings electronically?

Yes. If you are interested in receiving future shareholder communications electronically rather than receiving paper copies, please check the appropriate box and provide your e-mail address on your proxy card. When future shareholder communications become available, you will receive an e-mail letting you know that you may access and download the documents from Tredegar’s website at www.tredegar.com. Your choice for electronic distribution will remain in effect indefinitely, unless you revoke your choice by sending written notice of revocation to us at the address noted above.

What if I have questions for Tredegar’s transfer agent?

You can contact our transfer agent directly with questions concerning stock certificates, dividend checks, transfer of ownership, our dividend reinvestment and stock purchase plan or other matters relevant to your Tredegar shareholder account at:

National City Bank
Shareholder Services Operations
P.O. Box 94980 (Locator 01-5352)
Cleveland, OH 44101-4980
Telephone: 1-800-622-6757
Fax: 1-216-257-8508
E-mail: shareholder.inquiries@nationalcity.com

Can I access my Tredegar account online?

Yes. If you are a shareholder of record, you can access your Tredegar shareholder account online via StockAccess at www.ncstockaccess.com, a service provided by our transfer agent, National City Bank. This service makes it easy and convenient to get current information on your shareholder account, such as:

•	Review share balances

•	Review certificate history

•	Review 1099 tax information

•	Change mailing address

•	Review dividend payment history

•	Enroll in our dividend reinvestment plan

•	Request direct deposit of dividends

•	Obtain shareholder forms and instructions

You may also access this site by visiting our website at www.tredegar.com and selecting Shareholder Services under Investor Relations. If you have any questions or need assistance (including obtaining a new personal identification (PIN) number), please contact National City Bank’s Shareholder Services Group at 1-800-622-6757.

ELECTION OF DIRECTORS

          Our Board is divided into three classes of directors. Each class of directors serves for three years. The term for each class is staggered so that one class is elected at each annual meeting. Certain circumstances could cause the terms of our directors to vary and the classes of directors to change if a director is elected for less than a three-year term.

          The terms of three of our present directors, Messrs. Horst R. Adam, Norman A. Scher and R. Gregory Williams, will expire at the 2008 annual meeting. Upon the recommendation of the Nominating and Governance Committee, Messrs. Scher and Williams, along with Mr. George A. Newbill, have been nominated by the Board for election at the 2008 annual meeting for terms expiring at the 2011 annual meeting. Mr. Newbill was recommended for nomination by our Chief Executive Officer. The Nominating and Governance Committee carefully evaluated Mr. Newbill’s experience, skills and qualifications in accordance with the director qualification standards described in our Governance Guidelines before making the recommendation of Mr. Newbill as a director nominee to our Board. Mr. Adam will retire from Tredegar’s Board upon the expiration of his current term at the 2008 annual meeting. He is therefore not being nominated for re-election.

          Should all the nominees be elected to our Board, the director classes after the 2008 annual meeting will be as follows:

Class I	Class II	Class III

Terms expiring at 2011 annual meeting	Terms expiring at 2009 annual meeting	Terms expiring at 2010 annual meeting

George A. Newbill	Austin Brockenbrough, III	Donald T. Cowles
Norman A. Scher	William M. Gottwald	John D. Gottwald
R. Gregory Williams	Richard L. Morrill	Thomas G. Slater, Jr.

Our Board recommends that you vote “FOR” all of the nominees.

TREDEGAR’S BOARD OF DIRECTORS

          Following is certain information concerning the nominees and the directors whose terms of office will continue after the annual meeting:

Austin Brockenbrough, III, 71

Managing Director and President of Lowe, Brockenbrough & Company, Inc., a private investment counseling firm, since 1970. Other directorship: Trustee of The Williamsburg Investment Trust, a registered investment management company. Director since 1993. Term expires 2009.

Donald T. Cowles, 61

Executive Director, Initiatives of Change, Inc., a not- for-profit network working for a more inclusive American society, since January, 2006. Has also served as a consultant since 2001. Director since 2003. Term expires 2010.

John D. Gottwald, 53

President and Chief Executive Officer of Tredegar since March 1, 2006, having served previously as Chairman of the Board of Tredegar from September 10, 2001 until March 1, 2006. Director since 1989. Term expires 2010.

William M. Gottwald, 60

Vice Chairman of the Board of Tredegar, and Chairman of the Board of Directors of Albemarle since March 28, 2001. Other directorship: Albemarle Corporation, a specialty chemicals company (Albemarle). Director since 1997. Term expires 2009.

Richard L. Morrill, 68

Chairman of the Board of Tredegar since March 1, 2006, and Chancellor of the University of Richmond since June 1, 2004, having served previously as Chancellor of the University of Richmond and Distinguished University Professor of Ethics and Democratic Values, University of Richmond, from July 1, 1998 until June 1, 2004. Other directorships: Albemarle and Trustee of The Williamsburg Investment Trust. Director since 1997. Term expires 2009.

George A. Newbill, 65

Retired, having served previously as Executive Vice President of Albemarle from August, 2007 until February 29, 2008, as Senior Vice President – Manufacturing Operations of Albemarle from January, 2004 until August, 2007, and as Vice President, Sourcing Organization, of Albemarle from July, 2000 until January, 2004. Nominated for a term expiring 2011.

Norman A. Scher, 70

Vice Chairman of the Board of Tredegar since March 1, 2006, having served previously as President and Chief Executive Officer of Tredegar from September 10, 2001 until March 1, 2006. Other directorship: Alliance One International, Inc., an international leaf tobacco merchant. Director since 1989. Term expires 2008.

Thomas G. Slater, Jr., 64

Partner of Hunton & Williams LLP, a law firm, since 1976. Director since 1998. Term expires 2010.

R. Gregory Williams, 56

President of CCA Financial Services, LLC, a technology equipment leasing company, since 1984. Director since 2002. Term expires 2008.

          Messrs. John D. Gottwald and William M. Gottwald are brothers. In addition, Mr. Thomas G. Slater, Jr., is married to Mr. John D. Gottwald’s sister-in-law and is a partner of the law firm of Hunton & Williams LLP, which provides legal services to us on a variety of matters.

          Our Board has affirmatively determined that the following members of our Board are independent, as that term is defined under the general independence standards of the New York Stock Exchange listing standards and our Governance Guidelines:

Horst R. Adam
Austin Brockenbrough, III
Donald T. Cowles
Richard L. Morrill
R. Gregory Williams

          Our Board has also affirmatively determined that Mr. George A. Newbill, upon his election to our Board, will be independent, as that term is defined under the general independence standards of the New York Stock Exchange listing standards and our Governance Guidelines.

          Our Board has adopted, as part of our Governance Guidelines, categorical standards to assist it in making these independence determinations. All of the directors and the nominees identified as “independent” in this proxy statement meet these categorical standards, which are attached to this proxy statement as Annex A.

BOARD COMMITTEES

          The following table provides an overview of the membership, responsibilities and number of meetings held in 2007 of all of the committees of our Board. Each of the Audit Committee, Executive Compensation Committee and Nominating and Governance Committee of our Board operates under a charter approved by our Board. The Committee charters are available on our website and are also available in print to any shareholder upon request. See “Voting Information — Where can I find Tredegar’s corporate governance materials?” on page 4 of this proxy statement. Each of the committees periodically reviews its respective committee charter and, if appropriate, recommends revisions thereto to our Board.

Committee and Members	Functions*	Number of Meetings

AUDIT:	Reviews and oversees financial reporting, policies,	5
Austin Brockenbrough, III	procedures and internal controls
Donald T. Cowles
R. Gregory Williams**	Retains independent registered public accounting firm

Oversees activities of independent registered public accounting firm

Oversees internal audit function

Oversees legal and regulatory compliance and adherence to our Code of Conduct

Reviews related-person transactions

Receives from and discusses with independent registered public accounting firm written disclosures as to independence

Prepares the Audit Committee report for inclusion in the annual proxy statement

Establishes procedures for complaints received regarding our accounting, internal accounting controls and auditing matters

* We recommend that shareholders review the charters for our Audit Committee, Executive Compensation Committee and Nominating and Governance Committee for a full description of the respective committee’s responsibilities.

** Committee Chairperson

Committee and Members	Functions*	Number of Meetings

EXECUTIVE COMPENSATION: Horst R. Adam Donald T. Cowles Richard L. Morrill**	Approves corporate goals and objectives relevant to Chief Executive Officer compensation and evaluates our Chief Executive Officer’s performance in light of those goals and objectives	7
	Determines and approves Chief Executive Officer compensation, including base salary and incentive awards

	Approves the salaries and incentive awards of executive officers

	Grants awards under our equity incentive plans

	Reviews and discusses with our management the Compensation Discussion and Analysis

	Based on such review and discussion, determines whether to recommend to our Board that the Compensation Discussion and Analysis be included in the annual proxy statement

	Prepares the Executive Compensation Committee report for inclusion in the annual proxy statement

EXECUTIVE: John D. Gottwald** William M. Gottwald Norman A. Scher	Acts on our Board’s behalf in accordance with our By-laws, except as limited by the Virginia Stock Corporation Act and except with respect to the compensation of executive officers	5

INVESTMENT POLICY: Austin Brockenbrough, III** Donald T. Cowles Richard L. Morrill	Administers our Investment Conflict of Interest Policy Reviews and acts upon requests by our directors, officers, and employees to (1) co-invest in investments we are considering or (2) dispose of any such co-investment	3

* We recommend that shareholders review the charters for our Audit Committee, Executive Compensation Committee and Nominating and Governance Committee for a full description of the respective committee’s responsibilities.

** Committee Chairperson

Committee and Members	Functions*	Number of Meetings

NOMINATING AND GOVERNANCE: Austin Brockenbrough, III** Richard L. Morrill R. Gregory Williams	Reviews the size and composition of our Board to ensure a balance of appropriate skills and characteristics	4

	Develops criteria for director nominees
	Recruits new directors, considers director nominees recommended by shareholders and others and recommends nominees for election as directors, all in accordance with the director selection criteria

	Makes recommendations regarding term of office and classification and approves compensation of directors, including the compensation of our Chairman and any Vice Chairman

	Reviews our Code of Conduct, Governance Guidelines and other governance matters, and makes sure policies are properly communicated and consistently enforced

	Makes recommendations regarding composition of our Board committees

	Recommends actions to increase our Board’s effectiveness

	Oversees the evaluation of our Board and management

* We recommend that shareholders review the charters for our Audit Committee, Executive Compensation Committee and Nominating and Governance Committee for a full description of the respective Committee’s responsibilities.

** Committee Chairperson

COMPENSATION OF DIRECTORS

Director Compensation Table

          The following table presents information relating to total compensation of our directors, other than the Chief Executive Officer, for the fiscal year ended December 31, 2007.

	Fees Earned or Paid in Cash	Stock Awards (1)	Change in Pension Value and Non- qualified Deferred Compensation Earnings	Option Awards(2)	All Other Compen- sation	Total
Name	($)	($)	($)	($)	($)	($)

Horst R. Adam	31,280	14,379	-0-	-0-	-0-	45,659
Austin Brockenbrough, III	41,343	14,379	-0-	-0-	-0-	55,722
Donald T. Cowles	42,343	14,379	-0-	-0-	-0-	56,722
William M. Gottwald	32,280	14,379	-0-	-0-	-0-	46,659
Richard L. Morrill	56,843	14,379	-0-	-0-	-0-	71,222
Norman A. Scher(3)	248,750	-0-	-0- (4)	-0-	13,228 (5)	261,978
Thomas G. Slater, Jr.	26,030	14,379	-0-	-0-	-0-	40,409
R. Gregory Williams	43,280	14,379	-0-	-0-	-0-	57,659

          (1)          As part of their 2007 annual retainer, each non-employee director received quarterly grants of Tredegar common stock under the Tredegar Corporation Directors’ Stock Plan (or the Directors Plan). During the first two quarters of 2007, each non-employee director received 100 shares of Tredegar common stock per quarter. During the last two quarters of 2007, non-employee directors received a number of shares of Tredegar common stock equal as nearly as possible to but not to exceed $5,000, based on the closing price of Tredegar common stock as reported on the New York Stock Exchange composite tape on September 28, 2007 and December 31, 2007, the dates of grant. Based on this calculation, each non-employee director received 289 shares of Tredegar common stock on September 28, 2007, and 310 shares of Tredegar common stock on December 31, 2007. The amounts set forth above represent the dollar amount we recognized for financial reporting purposes with respect to the fiscal year ended December 31, 2007 computed in accordance with FAS 123R for the shares of Tredegar common stock awarded to each non-employee director under the terms of the Directors Plan, based on the closing price of Tredegar common stock as reported on the New York Stock Exchange composite tape on March 30, 2007, June 29, 2007, September 28, 2007 and December 31, 2007, the respective dates of grant. The following table presents (a) the grant date fair value computed in accordance with FAS 123R of each grant of shares of Tredegar common stock awarded to each director, other than the Chief Executive Officer, during the fiscal year ended December 31, 2007 and (b) the aggregate number of unvested stock awards held by each director, other than the Chief Executive Officer, as of December 31, 2007:

Name	Grant Date	Grant Date Fair Value ($)	Total Stock Awards Held (#)

Mr. Adam	March 30, 2007	2,279
	June 29, 2007	2,130
	September 28, 2007	4,985	-0-
	December 31, 2007	4,985

Mr. Brockenbrough	March 30, 2007	2,279
	June 29, 2007	2,130
	September 28, 2007	4,985	-0-
	December 31, 2007	4,985

Mr. Cowles	March 30, 2007	2,279
	June 29, 2007	2,130
	September 28, 2007	4,985	-0-
	December 31, 2007	4,985

Mr. William M. Gottwald	March 30, 2007	2,279
	June 29, 2007	2,130
	September 28, 2007	4,985	-0-
	December 31, 2007	4,985

Mr. Morrill	March 30, 2007	2,279
	June 29, 2007	2,130
	September 28, 2007	4,985	-0-
	December 31, 2007	4,985

Mr. Scher	N/A	-0-	14,000

Mr. Slater	March 30, 2007	2,279
	June 29, 2007	2,130
	September 28, 2007	4,985	-0-
	December 31, 2007	4,985

Mr. Williams	March 30, 2007	2,279
	June 29, 2007	2,130
	September 28, 2007	4,985	-0-
	December 31, 2007	4,985

          (2)          The following table sets forth the total number of option awards held by each director, other than the Chief Executive Officer, as of December 31, 2007:

Name	Option Awards Held (#)

Mr. Adam	-0-
Mr. Brockenbrough	900
Mr. Cowles	-0-
Mr. William M. Gottwald	900
Mr. Morrill	900
Mr. Scher	35,000
Mr. Slater	900
Mr. Williams	-0-

          (3)          In consideration of Mr. Scher’s service to Tredegar as an employee during 2007 and for his extraordinary efforts with the sale of the Aluminum Division’s Canadian operations, Mr. Scher was paid a salary of $153,750 and a bonus of $95,000. Mr. Scher does not receive any additional compensation for his services as a director.

          (4)          The actuarial present value of Mr. Scher’s benefit under the Tredegar Corporation Retirement Benefit Restoration Plan (or the Restoration Plan) decreased by $31,398 and his benefit under the Tredegar Corporation Retirement Income Plan (or the Pension Plan) decreased by $564. These amounts represent the change in actuarial present value in the above plans from December 31, 2006 to December 31, 2007. For purposes of computing the actuarial present value of the accrued benefit payable to Mr. Scher, we have used the following assumptions:

	12/31/2005	12/31/2006	12/31/2007

Discount Rate	5.75%	5.75%	6.25%
Mortality Table	RP-2000 Combined Healthy Mortality Table
Retirement Age	Age 60, or current age, if older
Preretirement Decrements	None
Payment Option	Single life annuity with five years of benefits guaranteed

          Benefit accruals under the Restoration Plan are frozen as of December 31, 2005. For a description of the assumptions we used, see Note 11 to our financial statements and the discussion in “Management’s Discussion and Analysis of Financial Condition and Results of Operations — Pension Benefits” both of which are included in our Annual Report on Form 10-K for the fiscal year ended December 31, 2007 and incorporated by reference into this proxy statement. We froze the benefit available under the Restoration Plan on December 31, 2005.

          Mr. Scher was required to commence his benefit under the Pension Plan in November, 2007. He received a total of $8,121 from the Pension Plan during the year.

          (5)          This amount includes matching contributions under the Tredegar Corporation Retirement Savings Plan of $7,680, and contribution and dividends under the Savings Plan Benefit Restoration Plan of $3,308. All other compensation also includes the dividends on the shares of restricted stock of $2,240.

Compensation of Directors

          Our Nominating and Governance Committee (or the Governance Committee) determines and approves director compensation, including retainers and meeting fees as well as salaries and other compensation for directors who are employees of Tredegar (except for a director who is also our Chief Executive Officer, whose compensation is determined solely by our Executive Compensation Committee). Under its charter, our Governance Committee may delegate these responsibilities to a subcommittee of the Committee created and approved by our Governance Committee. Any such subcommittee must be composed entirely of independent directors and operate under a written charter. Under our Governance Guidelines, the Governance Committee has the authority to retain independent advisors, including compensation consultants. For 2007, our Governance Committee did not engage any compensation consultants for purposes of its review and determination of director compensation. In determining and approving director compensation for 2007, our Governance Committee reviewed local and national benchmarking data, along with the compensation structure and levels provided by management.

          During the first two quarters of 2007, we paid each member of our Board who was not an employee of Tredegar or any of our subsidiaries $1,500 for attendance at each Board meeting. Our Chairman of the Board received an additional $500 for attendance at each Board meeting held during the first two quarters of 2007. During the first two quarters of 2007, each director who was a member of our Audit Committee, Executive Committee (non-employee directors only), Executive Compensation Committee and Nominating and Governance Committee, including the chairperson of each such Committee, received $1,250 for attendance at each meeting held during the first two quarters of 2007 of each Committee on which that director then served. We paid any director who participated in a Board or Committee meeting by telephone $500 for each meeting held during the first two quarters of 2007, with the exception of any Committee chairperson whom we paid $750 for telephonic participation.

          In addition to individual meeting fees, the non-employee directors and chairpersons of the Committees received the following annual retainers for the first two quarters of 2007, payable in two equal quarterly installments:

Board of Directors*	$12,409
Chairman of the Board of Directors	4,000
Audit Committee Chairperson	2,500
Executive Compensation Committee Chairperson	1,000
Nominating and Governance Committee Chairperson	1,000

*Includes quarterly payments of $4,000 plus 100 shares of Tredegar common stock (aggregate value of equity compensation, based on the closing price of Tredegar common stock as reported on the New York Stock Exchange composite tape on the respective dates of grants, was $4,409 for the first two quarters of 2007).

          At its June, 2007 meeting, the Governance Committee reviewed the compensation paid to non-employee directors for serving on the Board, along with local and national benchmarking data. To ensure that Tredegar is able to attract and retain highly qualified directors, the Governance Committee approved certain increases in the compensation paid to non-employee directors described below. The compensation increases became effective as of July 1, 2007, with payments to be made on and after September 30, 2007.

          The Governance Committee eliminated all meeting fees and established an all retainer method of compensation. Non-employee directors and committee members will receive the following annual retainers, payable in equal quarterly installments in arrears:

Non-Employee Director	$50,000
Chairman of the Board	$20,000
Audit Committee Chairperson	$14,000
Non-Chair Member of the Audit Committee	$7,500
Executive Compensation Committee Chairperson	$9,000
Non-Chair Member of the Executive Compensation Committee	$5,000
Nominating and Governance Committee Chairperson	$6,000
Non-Chair Member of the Nominating and Governance Committee	$3,000
Member of the Executive Committee	$4,500
Member of the Investment Policy Committee	$625

          The retainer paid to non-employee directors is paid $30,000 in cash and $20,000 in the form of a stock award. The stock award is determined based on the closing price of Tredegar common stock as reported on the New York Stock Exchange composite tape on the date of grant.

          Retainers for our Chairman of the Board and Committee chairpersons commence after our Board elects members to these positions.

Outside Director Stock Ownership Guidelines

          Under Tredegar’s Outside Director Stock Ownership Guidelines, which our Board adopted on March 1, 2006, all of our non-employee directors are to achieve ownership of Tredegar common stock in an amount equal to at least three times that director’s base annual cash retainer. Directors have three years from the later of the adoption of the Guidelines or their election to the Board to satisfy 50% of the requirement and six years to satisfy the full requirement.

Tredegar Corporation Directors’ Stock Plan

          For 2007, our Nominating and Governance Committee and our Executive Committee recommended, and our Board approved, quarterly stock awards of shares of Tredegar common stock to each non-employee director under the Tredegar Corporation Directors’ Stock Plan (or the Directors Plan). Each quarterly stock award became fully vested and transferable immediately upon the date of grant. The Directors Plan expired on February 25, 2008. All future stock awards to non-employee directors, including those awarded as part of their quarterly retainer, will be made from the 2004 Plan. For a further discussion of the 2004 Plan, see “Compensation of Executive Officers — Tredegar Corporation 2004 Equity Incentive Plan” beginning on page 40 of this proxy statement.

BOARD MEETINGS, MEETINGS OF NON-MANAGEMENT DIRECTORS AND BOARD COMMITTEES

          Our Board held five meetings in 2007. Each director attended all five Board meetings. Each director attended all meetings held in 2007 of Board committees of which the director was a member.

          The non-management directors of our Board meet regularly in private session. Our Board has determined that our Chairman of the Board should chair all meetings of non-management directors, as provided in our Governance Guidelines. During these meetings, the chairperson has the power to lead the meeting, set the agenda and determine the information to be provided, but all non-management directors are encouraged to and do suggest topics for discussion and identify materials and other information for review. In addition, our independent members also meet as a group from time to time. The chairperson of our Nominating and Governance Committee chairs the meetings of independent directors.

          Shareholders and other interested persons may contact the non-management directors (as a group) or the chairman (individually) in writing through one of the means described under “Voting Instructions — How do I communicate with the Board of Directors ?” on page 3 of this proxy statement.

Executive Compensation Committee Matters

          As noted above, our Executive Compensation Committee currently consists of Messrs. Richard L. Morrill (Chairman), Horst R. Adam and Donald T. Cowles. The functions of our Executive Compensation Committee are more fully described under “Compensation Discussion and Analysis” beginning on page 24 of this proxy statement and in the Executive Compensation Committee Charter, which is available on our website and is also available in print to any shareholder upon request. See “Voting Information — Where can I find Tredegar’s corporate governance materials?” on page 4 of this proxy statement.

          All of the members of our Executive Compensation Committee are “non-employee directors” (within the meaning of Rule 16b-3 of the Securities Exchange Act of 1934), “outside directors” (within the meaning of Section 162(m) of the Internal Revenue Code) and “independent directors” (within the meaning of the current New York Stock Exchange listing standards and Tredegar’s Governance Guidelines). No Committee member is a current or former employee of Tredegar or any of our subsidiaries.

Executive Compensation Committee Interlocks and Insider Participation

          No member of our Executive Compensation Committee was at any time an officer or employee of Tredegar, or is related to any other member of our Executive Compensation Committee, any other member of our Board or any executive officer of Tredegar.

Audit Committee Matters

          As noted above, our Audit Committee currently consists of Messrs. R. Gregory Williams (Chairman), Austin Brockenbrough, III, and Donald T. Cowles. The functions of our Audit Committee are more fully described under “Report of the Audit Committee” beginning on page 51 of this proxy statement and in the Audit Committee Charter, which is available on our website and is also available in print to any shareholder upon request. See “Voting Information — Where can I find Tredegar’s corporate governance materials?” on page 4 of this proxy statement.

          Upon the recommendation of our Nominating and Governance Committee, our Board has determined that each member of our Audit Committee is independent of management and free of any relationships that, in the opinion of our Board, would interfere with the exercise of independent judgment and is independent, as that term is defined under the enhanced independence standards for audit committee members in the Exchange Act and rules thereunder, as incorporated into the listing standards of the New York Stock Exchange and in accordance with the Audit Committee Charter.

          Our Board has determined that Mr. R. Gregory Williams is an “audit committee financial expert,” as that term is defined in the rules promulgated by the Securities and Exchange Commission under the Sarbanes-Oxley Act of 2002. Our Board has further determined that each of the members of our Audit Committee is financially literate and that, as required by the New York Stock Exchange listing standards, at least one member of the Committee has accounting or related financial management expertise, as such terms are interpreted by our Board in its business judgment.

          Our Audit Committee has adopted procedures for pre-approving certain audit and permissible non-audit services provided by our independent registered public accounting firm. These procedures include reviewing a budget for audit and permissible non-audit services. The budget includes a description of, and a budgeted amount for, particular categories of audit and permissible non-audit services that are recurring in nature and therefore anticipated at the time the budget is submitted. Audit Committee approval is required to exceed the budget amount for a particular category of audit and permissible non-audit services and to engage the independent registered public accounting firm for any audit and permissible non-audit services not included in the budget. For both types of pre-approval, our Audit Committee considers whether such services are consistent with the Securities and Exchange Commission rules on auditor independence. Our Audit Committee may delegate pre-approval authority to the Chairperson of our Audit Committee. Our Audit Committee periodically monitors the services rendered and actual fees paid to the independent registered public accounting firm to ensure that such services are within the parameters approved by our Audit Committee.

Nominating and Governance Committee Matters

          As noted above, our Nominating and Governance Committee currently consists of Messrs. Austin Brockenbrough, III (Chairman), Richard L. Morrill and R. Gregory Williams. The functions of our Nominating and Governance Committee include identifying, recruiting and recommending director candidates for nomination by our Board and determining and approving director compensation (except for a director who is also our Chief Executive Officer, whose compensation is determined solely by our Executive Compensation Committee). Our Nominating and Governance Committee’s functions are more fully described in the Nominating and Governance Committee Charter, which is available on our website and is also available in print to any shareholder upon request. See “Voting Information — Where can I find Tredegar’s corporate governance materials?” on page 4 of this proxy statement.

          All members of our Nominating and Governance Committee are independent, as defined under the general independence standards of the New York Stock Exchange listing standards. Furthermore, the Governance Guidelines require that all members of our Nominating and Governance Committee be independent.

CORPORATE GOVERNANCE

Board of Directors

          Our Board is currently composed of nine directors, five of whom our Board has determined are independent under the corporate governance listing standards of the New York Stock Exchange and our Governance Guidelines (see “Tredegar’s Board of Directors” beginning on page 6 of this proxy statement). The primary mission of our Board is to represent and protect the interests of our shareholders by overseeing management and acting in the best interests of Tredegar and our shareholders. Our Board has an independent, non-executive Chairman whose duties and responsibilities are separate and distinct from those of our Chief Executive Officer. The responsibilities of the standing committees of our Board are addressed separately in this proxy statement.

          In addition to charters for the Audit Committee, the Executive Compensation Committee and the Nominating and Governance Committee of our Board, our corporate governance structure is enhanced with a comprehensive Code of Conduct and a set of Governance Guidelines, each as described below.

Code of Conduct

          Our Code of Conduct applies to our officers, employees and directors, including our Chief Executive Officer and our Chief Financial Officer (who also serves the functions of Chief Accounting Officer and Controller). We have always conducted our business in accordance with the highest standards of conduct. Full compliance with the letter and spirit of the laws applicable to our businesses is fundamental to us. Equally important are honesty, integrity and fairness in our business operations and in our dealings with others. Diligently applying these standards makes good business sense and allows us to earn the trust and respect of our shareholders, employees, customers, suppliers, regulators and the communities in which we operate. We have provided employees, customers and suppliers with a number of avenues for the reporting of ethics violations or similar concerns, including an anonymous telephone hotline provided by a third-party vendor. Our Code of Conduct reflects the foregoing principles.

Governance Guidelines

          Our Board has also adopted a set of Governance Guidelines that reflect our governance principles and our long-standing commitment to maintaining high corporate governance standards. Our Governance Guidelines are available on our website and are also available in print to any shareholder upon request. See “Voting Information — Where can I find Tredegar’s corporate governance materials?” on page 4 of this proxy statement.

          Our Nominating and Governance Committee is responsible for periodically reviewing the Governance Guidelines and the Code of Conduct and for considering and, as necessary, making recommendations on governance issues that should be addressed by our Board.

Director Attendance at Annual Meeting of Shareholders

          Our policy is that directors attend the annual meeting of shareholders. All of our directors attended the 2007 annual meeting of shareholders.

Director Continuing Education

          We support the attendance of our directors at director education programs sponsored by third parties. Typically, director education programs focus on issues and current trends affecting directors of publicly-held companies. We reimburse our directors for tuition and expenses associated with attending these programs. In addition, we sponsor internal educational programs for our Board on topics developed in consultation with our directors.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

          Messrs. John D. Gottwald, a director and our President and Chief Executive Officer, and William M. Gottwald, a director and a Vice Chairman of the Board, are brothers. In addition, Mr. Thomas G. Slater, Jr., is married to Mr. John D. Gottwald’s sister-in-law and is a partner of the law firm of Hunton & Williams LLP, which provides legal services to us on a variety of matters. Messrs. John D. Gottwald, William M. Gottwald and their father, Mr. Floyd D. Gottwald, Jr. (or the Gottwalds), together with members of their immediate families, may be deemed to be a “group” for purposes of Section 13(d)(3) of the Exchange Act, although there is no agreement among them with respect to the acquisition, retention, disposition or voting of Tredegar common stock. In addition, because members of the Gottwald family are directors and our largest shareholders, they may be considered to be “control persons” of Tredegar and have the ability to control the recommendations of our Board.

          Our Audit Committee is primarily responsible for approving related person transactions. Our Audit Committee operates under a written charter, the relevant provisions of which require the Committee to review related person transactions for potential conflicts of interest situations. The Audit Committee reviews each related person transaction on a case by case basis and approves only those related person transactions that it determines in good faith to be in the best interest of Tredegar.

          For purposes of this policy, a “related person transaction” has the same meaning as in Item 404 of Regulation S-K: a transaction, arrangement or relationship (or any series of related transactions, arrangements or relationships) in which Tredegar is, was or will be a participant and the amount involved exceeds $120,000 and in which any “related person” has, had or will have a direct or indirect material interest.

          For purposes of this policy, a “related person” has the same meaning as in Item 404 of Regulation S-K: any person who was a director, a nominee for director or an executive officer of Tredegar during our preceding fiscal year (or an immediate family member of such a director, nominee for director or executive officer of Tredegar) or a beneficial owner of more than five percent of the outstanding Tredegar common stock (or an immediate family member of such owner).

          In addition, pursuant to our Investment Conflict of Interest Policy, our Investment Policy Committee is responsible for approving any transactions by our employees, officers or directors involving investments in non-marketable securities in which we are also invested. Our Investment Policy Committee is composed entirely of independent directors.

STOCK OWNERSHIP

          Below is information on the beneficial ownership of Tredegar common stock as of February 1, 2008 by each director, nominee for director and each executive officer named in the Summary Compensation Table on page 37 of this proxy statement. The table also shows the beneficial ownership of all directors and executive officers of Tredegar as a group as of February 1, 2008.

Security Ownership of Management

	Number of Shares with Sole Voting and Investment Power		Number of Shares with Shared Voting and Investment Power	Total Number of Shares		Percent of Class(a)

	Outstanding	Options

Directors, Nominees and Certain Executive Officers (b)
Horst R. Adam	7,499	—	—	7,499
Austin Brockenbrough, III	40,799	900	7,160	48,859	(c)
Donald T. Cowles	3,299	—	—	3,299
D. Andrew Edwards	18,000	35,000	—	53,000
John D. Gottwald	1,963,482	—	1,036,390	2,999,872	(d)	8.75%
William M. Gottwald	7,515	900	1,033,981	1,042,396	(e)	3.04%
McAlister C. Marshall, II	3,072	—	—	3,072
Richard L. Morrill	6,999	900	—	7,899
George A. Newbill	—	—	—	—
Norman A. Scher	137,612	35,000	180	172,792
Larry J. Scott	30,898	25,000	—	55,898
Thomas G. Slater, Jr.	4,999	900	3,200	9,099	(f)
Nancy M. Taylor	62,647	42,500	30	105,177
R. Gregory Williams	6,599	—	2,000	8,599	(g)
All directors, nominees and executive officers as a group (14)(h)(i)	2,293,420	141,100	2,082,941	4,503,955		13.08%

(a) Unless a specific percentage is noted in this column, each person owns less than 1% of the outstanding shares of Tredegar common stock.

(b) Some of the shares may be considered to be beneficially owned by more than one person or group listed and are included in the table for each.

(c) Austin Brockenbrough, III, disclaims beneficial ownership of 7,160 shares of Tredegar common stock.

(d) John D. Gottwald disclaims beneficial ownership of 189,688 shares of Tredegar common stock. See also Notes (a) and (b) to the “Security Ownership of Certain Beneficial Owners” table that follows.

          (e)          William M. Gottwald disclaims beneficial ownership of 188,443 shares of Tredegar common stock. See also Notes (a) and (b) to the “Security Ownership of Certain Beneficial Owners” table that follows.

          (f)          Thomas G. Slater, Jr., disclaims beneficial ownership of 3,200 shares of Tredegar common stock.

          (g)          R. Gregory Williams disclaims beneficial ownership of 2,000 shares of Tredegar common stock.

          (h)          The directors and executive officers have sole voting and investment power over their shares, except for those listed under the heading “Number of Shares with Shared Voting and Investment Power,” which are held by or jointly with spouses, by children or in partnerships or trusts. Any shares of Tredegar common stock held under our benefit plans for any director or executive officer are included in the number of shares over which that person has sole voting or investment power. Shares held by the trustees of those plans for other employees are not included. See Note (d) to the “Security Ownership of Certain Beneficial Owners” table that follows.

           (i)          Two directors, Messrs. John D. Gottwald and William M. Gottwald, share voting and investment power for 13,506 shares of Tredegar common stock. This overlap in beneficial ownership has been eliminated in calculating the total number of shares and the percentage of class owned by management as a group.

           The table below lists any person (including any “group” as defined in Section 13(d)(3) of the Exchange Act) known to us who beneficially owned more than 5% of the shares of Tredegar common stock as of February 1, 2008.

Security Ownership of Certain Beneficial Owners

Names and Addresses of Beneficial Owners	Number of Shares of Common Stock		Percent of Class

Floyd D. Gottwald, Jr., John D. Gottwald and William M. Gottwald(a) 330 South Fourth Street Richmond, VA 23219	7,942,448	(b)(c)	23.15%

Dimensional Fund Advisors Inc. 1299 Ocean Avenue, 11th Floor Santa Monica, CA 90401	3,261,744		9.51%

Frank Russell Trust Company, as Trustee for the Tredegar Corporation Retirement Savings Plan 909 A Street Tacoma, WA 98402	2,276,051	(d)	6.64%

GAMCO Investors, Inc. One Corporate Center Rye, NY 10580-1435	2,020,434		5.89%

          (a)          The Gottwalds, together with members of their immediate families, may be deemed to be a “group” for purposes of Section 13(d)(3) of the Exchange Act, although there is no agreement among them with respect to the acquisition, retention, disposition or voting of Tredegar common stock.

          (b)           The Gottwalds, individually or together, have sole voting and investment power over all of the shares of Tredegar common stock disclosed except for 2,901,238 shares held by their respective wives and children, and in trusts, some of which might be deemed to be beneficially owned by the Gottwalds under the rules and regulations of the Securities and Exchange Commission, but as to which the Gottwalds disclaim beneficial ownership. Shares owned by the adult children of Floyd D. Gottwald, Jr., other than John D. Gottwald and William M. Gottwald, are not included in the holdings of the Gottwalds. In addition, certain other members of the extended Gottwald family and their wives and children, who would not be expected to be deemed to be a “group” with the Gottwalds for purposes of Section 13(d)(3) of the Exchange Act, hold approximately 1,543,298 shares in trusts and retirement accounts and hold approximately 597,111 shares directly.

          (c)           This amount includes 253,836 shares of Tredegar common stock owned of record by Frank Russell Trust Company, Tacoma, Washington, as trustee of the Tredegar Corporation Retirement Savings Plan (or the Savings Plan), for the benefit of John D. Gottwald. This amount does not include shares held by the trustee of the Tredegar Savings Plan for the benefit of other employees.

          (d)           This amount includes 253,836 shares of Tredegar common stock owned of record by the trustee of the Savings Plan for the benefit of John D. Gottwald. The trustee votes shares of Tredegar common stock held under the Savings Plan according to instructions obtained from employees participating in the plan. If a participating employee does not give the trustee voting instructions, the trustee votes the employee’s shares according to our Board’s recommendations to the shareholders (as long as doing so is consistent with the trustee’s fiduciary duties). Because members of the Gottwald family are directors and our largest shareholders, they may be considered to be “control persons” of Tredegar and have the ability to control the recommendations of our Board.

COMPENSATION DISCUSSION AND ANALYSIS

Compensation Philosophy

          We have two primary operating businesses — Film Products and Aluminum Extrusions. Both businesses are in highly competitive industries that require outstanding customer service and manufacturing efficiency. To lead and manage these businesses, we require high-caliber executive talent with strong vision and operational skills.

          The objectives of our executive compensation plans are to attract, motivate and retain highly qualified executive officers. To accomplish these objectives, we rely on a pay strategy that emphasizes performance-based compensation through annual and long-term incentives over fixed base salary. We believe that this pay strategy aligns with our business strategy of generating strong operating results and shareholder value creation while controlling fixed costs. In this manner, we believe that our executive compensation program supports and reinforces our business objectives and creates a strong link between pay and performance.

          Allocations between short-term and long-term compensation opportunities and between cash and equity awards take into account market data, but may vary over time and among executives. This variance is desirable to maintain alignment between executive rewards and business priorities and is necessary to reflect both company-specific and individual factors relevant to pay decisions. Greater detail regarding these company-specific and individual factors is included in this discussion.

Process and Procedure for Determining Compensation of Executive Officers

          The primary role of our Executive Compensation Committee (or, for purposes of this discussion, the Committee) is to develop and oversee the implementation of our philosophy with respect to the compensation of our executive officers, including the executive officers listed in the Summary Compensation Table on page 37 of this proxy statement (or the named executive officers). The Committee has the overall responsibility to evaluate the performance of and determine the compensation of our Chief Executive Officer and approve the compensation structure for our other executive officers. Our Chief Executive Officer makes specific recommendations to the Committee regarding the compensation of the other executive officers based on the compensation structure approved by the Committee. After review and discussion, the Committee gives its final approval. The Committee reports regularly to our Board on matters relating to the Committee’s actions.

          Under its charter, the Committee has the authority to engage compensation consultants to assist the Committee in fulfilling its responsibilities. In 2006 and 2007, the Committee engaged Mercer as its outside advisor for executive compensation. Mercer reported directly to the Committee, and the scope of Mercer’s work was directed by the Committee. In 2006 and 2007, the Committee directed Mercer to provide a market competitive assessment of executive compensation levels for our named executive officers. Based on this request, Mercer’s services to the Committee in 2007 included the following:

•	the development of a peer group for compensation comparisons;

•	the identification of relevant published compensation survey data;

•	the collection and analysis of compensation levels for similar positions in similar companies;

•	a comparison of Tredegar’s pay levels and pay mix relative to market practices;

•	a comparison of Tredegar’s performance relative to peer company performance; and

•	an assessment of Tredegar’s short-term and long-term incentive plan designs.

Mercer completed a competitive market study for the Committee to use in its deliberations regarding the approval of compensation arrangements for 2007. This study relied on 2006 proxy statements and published compensation survey sources, which provided the latest available pay data at the time. Later in 2007, Mercer completed another competitive market study using 2007 proxy statements and published compensation survey sources once they became available. This was done to further assess competitive positioning and plan designs with the benefit of enhanced disclosure and more recent pay data. All references to the Mercer study that follow refer to this second study.

          The compensation peer group consisted of the following 15 companies operating in similar industries, with similar annual revenues, market capitalization and profitability:

Company Name	2006 Revenues $ millions	Market Cap May 2007	2006 EBIT Margin(1)

Silgan Holdings Inc.	$2,668	$2,172	9%
Mueller Industries	$2,513	$1,296	9%
Hercules Inc.	$2,035	$2,196	13%
Griffon Corp.	$1,637	$696	5%
AptarGroup Inc.	$1,601	$2,599	10%
Century Aluminum Co.	$1,559	$1,836	20%
Spartech Corp.	$1,486	$861	6%
Polymer Group Inc.	$1,022	$579	4%
Chesapeake Corp.	$995	$266	4%
Constar International Inc.	$927	$85	3%
AEP Industries Inc.	$802	$350	9%
Myers Industries Inc.	$780	$779	8%
Buckeye Technologies Inc.	$728	$540	7%
Neenah Paper Inc.	$594	$649	6%
Rogers Corp.	$455	$671	12%
Median Statistics	$1,022	$696	8%
Data from S&P’s Research Insight

(1) EBIT Margin is defined as earnings before interest and taxes divided by revenue.

The same peer group was used for pay and performance comparisons. Published compensation survey data was used in addition to peer group data to arrive at a “market consensus” pay level for each executive officer. The peer group and published compensation survey data were weighted equally in calculating the market consensus pay level for each executive officer.

          In determining the compensation of our Chief Executive Officer and approving the compensation structure for our other executive officers, the Committee considers our performance, individual executive performance, recommendations from the Chief Executive Officer (for all positions other than the CEO position), and relevant market benchmarking data. The Committee also reviews tally sheets prepared by management showing all elements of compensation and total compensation payable to each named executive officer. This ensures that the Committee has a total compensation perspective when making decisions regarding specific elements of the compensation program.

Executive Officer Compensation Program

          The core elements of the compensation program for our executive officers are described below:

Element	Description	Objective

Base salary and bonus	Fixed compensation	Reflects competitive market compensation, individual performance, experience and level of responsibility

	Discretionary cash bonus for exemplary service to Tredegar	Rewards exemplary service to Tredegar

Annual incentives	Short-term variable compensation via the 2007 annual incentive plan	Rewards achievement of financial performance goals and individual performance objectives

Long-term incentives	Long-term variable compensation via the 2004 Equity Incentive Plan	Rewards achievement of long-term performance goals and shareholder value creation

Health and Welfare Benefits	401(k) Plan, Insurance and Savings Plan Benefit Restoration Plan	Provides competitive benefits and savings opportunities for retirement

Pension	Retirement Income Plan and Supplemental Retirement Benefit Restoration Plan	Provides retirement security

Elements of Compensation

     Base Salaries

          We provide our executive officers with base salaries that are targeted within competitive market levels and that reflect the executive’s skills and abilities, experience, responsibility, internal equity, performance and potential. In order to control fixed costs, we generally target base salaries around the 50th percentile market level. The Committee believes setting salaries at this level allows us to attract, motivate and retain highly qualified executive officers while maintaining an appropriate cost structure. However, other company-specific and executive-specific factors are equally if not more important in the final determination of base salary levels.

          For 2007, the Committee determined annual salary increases based on a variety of factors including individual performance, competitiveness of the officer’s salary, our financial condition, operating results and other variable components of compensation (i.e., annual and long-term incentives). In setting Mr. Gottwald’s compensation, the Committee considered, in addition to the previously described factors, Mr. Gottwald’s ownership of a significant amount of Tredegar common stock, together with the fact that his total compensation for 2006 was well below market levels. After considering the relevant data, and in recognition of the contributions made and expected to be made by Mr. Gottwald, the Committee determined that Mr. Gottwald’s compensation should be brought more in line with market. For 2007, the following salary increases were approved for each named executive officer:

Named Executive Officer	2006 Salary	2007 Salary	% Increase

John D. Gottwald	$285,000	$360,000	26.3%
D. Andrew Edwards	$263,346	$281,780	7.0%
Nancy M. Taylor	$279,774	$299,358	7.0%
Larry J. Scott	$175,781	$181,055	3.0%
McAlister C. Marshall, II	$250,000	$257,500	3.0%

Aggregate NEOs	$1,253,901	$1,379,693	10.0%

          For Mr. Gottwald, the increase in base salary was the first step in the process of increasing his base salary to be more in line with market pay levels. For Ms. Taylor and Mr. Edwards, their increases were partially based on performance (merit adjustment) and partially based on current market positioning (market adjustment) given their level of experience. Mr. Marshall and Mr. Scott received only merit-based adjustments to base salary.

          In terms of current market positioning, the Mercer study provided competitive positioning of each named executive officer’s base salary relative to the 25th, 50th and 75th percentile market level.

          Based on advice from Mercer, we consider salaries to be aligned with our targeted market position as long as actual salaries are within plus or minus 10% of the specified market level (i.e., between 90% and 110% of the 50th percentile). One of our executives has a base salary significantly below the targeted range (i.e., below 90% of the 50th percentile), two executives have base salaries slightly below the targeted range, one executive is within the range (i.e., between 90% and 110% of the 50th percentile), and one executive is above the range (i.e., above 110% of the 50th percentile; the Committee believes that the skills that this employee has after many years of experience in our businesses provide contributions to Tredegar beyond those of the employee’s peers at comparable companies). These market discrepancies are the result of the other factors that are considered when determining base salary levels, including the incumbent’s experience, performance, level of responsibility and potential.

     Bonuses

          From time to time, we provide our executive officers with discretionary cash bonuses, which are intended to reward exemplary service to Tredegar. For 2007, the CEO recommended and the Committee approved the following discretionary cash bonuses to each named executive officer other than the Chief Executive Officer:

Named Executive Officer	Discretionary Bonus Amount

D. Andrew Edwards	$95,000
Nancy M. Taylor	$30,000
Larry J. Scott	$50,000
McAlister C. Marshall, II	$80,000

          In addition to the above amounts, the Committee determined and approved a discretionary bonus in the amount of $100,000 to the Chief Executive Officer.

          These discretionary bonuses were recommended and approved in furtherance of our goal of encouraging retention and based on a variety of significant performance accomplishments during the year under the leadership of the named executive officers, including the following:

•	improvement in earnings from continuing operations compared to 2006;

•	cash flow generation in excess of planned levels;

•	significant progress toward exiting the Canadian aluminum business;

•	cost reductions; and

•	significant organizational improvements.

     Annual Incentives

          Annual incentive opportunities serve to link executive rewards to our financial performance and the achievement of individual objectives. Our strategy is to target annual incentive opportunities around the 50th percentile (i.e., median market level) for achieving targeted performance levels, with upside opportunity to earn above 50th percentile incentives when performance goals are exceeded. For 2007, each named executive officer had the following target and maximum award opportunities as a percentage of base salary:

Named Executive Officer	Target Bonus %	Maximum Bonus %

John D. Gottwald	50%	150%
D. Andrew Edwards	17.5%	52.5%
Nancy M. Taylor	20%	60%
Larry J. Scott	17.5%	52.5%
McAlister C. Marshall, II	17.5%	52.5%

For 2007, there was no threshold payout opportunity below target. In terms of competitive positioning, the Mercer study yielded the following comparison of target award opportunities relative to market for each named executive officer:

Named Executive Officer	Tredegar Target	Market Target

John D. Gottwald	50%	82%
D. Andrew Edwards	17.5%	50%
Nancy M. Taylor	20%	49%
Larry J. Scott	17.5%	23%
McAlister C. Marshall, II	17.5%	45%

Because target opportunities for all named executive officers are below the 50th percentile and because the Committee believes that this program should align pay and performance, the Committee has approved increases to target award opportunity levels for 2008 (which are discussed in more detail under the heading “2008 Compensation Actions”).

          As in prior years, the 2007 Cash Incentive Plan measured performance using a combination of financial performance and individual goals and objectives. However, the financial performance target must be achieved before any incentives can be earned. The following table sets forth the weightings applied to these categories in 2007 for each named executive officer:

	2007 Cash Incentive Plan Weightings

Named Executive Officer	Corporate	Division	Individual

John D. Gottwald	50%	0%	50%
D. Andrew Edwards	50%	0%	50%
Nancy M. Taylor	0%	70%	30%
Larry J. Scott	50%	0%	50%
McAlister C. Marshall, II	50%	0%	50%

For 2007, financial performance was measured by economic profit added (or EPA). We use EPA to measure the financial performance of our manufacturing operations. EPA excludes from earnings unusual items and losses associated with plant shutdowns, asset impairments and restructurings, gains from the sale of assets, investment write-downs, gains and losses from non-manufacturing operations, stock option charges under SFAS 123 or SFAS 123(R), pension income or expense for the Retirement Income Plan and other special items that may be recognized or accrued under U.S. generally accepted accounting principles. The accounting principles used in determining EPA are applied on a consistent basis with the immediately prior year with exceptions approved by our Chief Executive Officer and Chief Financial Officer.

          In addition, for the purpose of EPA-based incentive award computations in 2007, EPA excluded the following items:

•	discretionary bonuses since amounts are unpredictable, uncontrollable at the management level and possibly significant; and

•	accounting charges for stock unit awards to our CEO.

          The Committee believes that EPA is an effective and appropriate performance measure for incentive compensation at Tredegar because it reflects both income statement performance and capital discipline. For each of the named executive officers other than Ms. Taylor, EPA from manufacturing operations was measured based on our consolidated results; for Ms. Taylor EPA was measured based on the performance of the Film Products Division, which Ms. Taylor leads. The Committee believes that measuring EPA on a Division basis for Ms. Taylor and on a consolidated basis for the other named executive officers appropriately aligns incentive opportunities with each named executive officer’s scope of responsibility and accountability.

          The Committee reviewed and approved the financial goals used for the 2007 Cash Incentive Plan, and believed that the degree of stretch performance required for target and maximum payouts, which was consistent in degree of difficulty to the 2006 Cash Incentive Plan, appropriately aligned pay and performance. For 2006, the cash incentive plan was substantially similar to the 2007 Cash Incentive Plan except that financial performance was measured using Earnings Before Interest and Taxes (or EBIT) on a consolidated basis and Operating Profit for the Film Products Division. Overall, 2006 financial and individual performance resulted in incentive payments at the maximum payout levels.

          In addition to these financial performance goals, the Committee included individual performance goals in determining an executive’s incentive payments under the 2007 Cash Incentive Plan. Individual performance categories for our Chief Executive Officer included: (1) the development, implementation and execution of strategies at both corporate and operating company levels, (2) company financial and operational results, (3) organizational stability and effectiveness, and (4) succession planning and management development. With respect to the other executive officers, individual performance metrics were drawn from the following categories: budgets, compliance objectives, successor development objectives, risk management objectives, strategic investment objectives, operating profit, cost reductions, development of strategic plans, process improvement and organizational effectiveness. Specific measurements are assigned to each individual performance objective early in the year for which the performance will be measured and results are determined based on the assessment of the degree of accomplishment of each objective. The Committee does not apply a precise formula in linking individual results to incentive payment amounts, but rather uses these accomplishments, or lack of accomplishment, to determine the incentive amount applicable to the individual component of the formula, up to 100% of the weighting for the individual component.

          Because target EPA from manufacturing operations goals were not achieved on a consolidated basis, no incentives were earned by the named executive officers other than Ms. Taylor under the 2007 Cash Incentive Plan. Because EPA goals were achieved for the Film Products Division, the Committee approved an incentive payment of $82,142 to Ms. Taylor. This amount was determined based on the incentive formula for EPA performance and the CEO’s assessment of Ms. Taylor’s performance relative to her individual goals and objectives (which included financial improvement targets, specific process improvements, and development of strategic plans). The Committee reviewed and confirmed Tredegar’s performance results before approving payouts under the 2007 Cash Incentive Plan.

Long-Term Incentives

          Long-term incentives, primarily equity-based awards, are an important element of our compensation program. The 2004 Plan allows for the granting of stock options, restricted stock, stock appreciation rights and other equity awards based on Tredegar common stock, as well as performance-based long-term incentive cash awards. We believe long-term incentives, such as those permitted by the 2004 Plan, promote our success by focusing employee efforts on achieving those performance goals that lead to long-term growth of shareholder value.

          The 2004 Plan reserved 2,000,000 shares for use by the Committee in providing equity-based long-term incentive awards to executive officers, employees, and other individuals providing valuable services to Tredegar or our subsidiaries. In addition, to recognize the different economic impact of certain option awards and non-option awards, no more than an aggregate of 600,000 shares (30% of the shares reserved) may be granted under the 2004 Plan in the form of non-option awards. For a further discussion of the 2004 Plan, see “Compensation of Executive Officers — Tredegar Corporation 2004 Equity Incentive Plan” beginning on page 40 of this proxy statement.

          In 2007, the Committee reviewed and considered various forms and methods of providing long-term incentive compensation opportunities to the named executive officers. After considering factors such as pay and performance alignment, shareholder alignment, retention goals, accounting cost, share usage, shareholder dilution, the ratio of short-term and long-term compensation, tax implications, peer group practices, and market trends, the Committee approved the use of performance stock units (or Performance Units) under our 2004 Plan. Performance Units are an unfunded promise to deliver shares of common stock in the future upon achievement of both performance and service conditions.

          Based upon the considerations described above, in 2007 the Committee approved the following Performance Unit grants to each named executive officer:

Named Executive Officer	Performance Measure	Grant Date	Threshold	Target	Maximum

John D. Gottwald	2007 Corporate EPA	2/22/07	12,000	24,000	36,000
	2008 Corporate EPA	8/9/07	18,000	24,000	30,000
D. Andrew Edwards	2008 Corporate EPA	6/22/07	6,750	9,000	11,250
Nancy M. Taylor	2007 Films Division EPA	6/22/07	0	3,000	6,000
	2008 Films Division EPA	6/22/07	9,000	12,000	15,000
Larry J. Scott	2008 Corporate EPA	6/22/07	5,625	7,500	9,375
McAlister C. Marshall, II	2008 Corporate EPA	6/22/07	5,625	7,500	9,375

          The Committee made two grants of Performance Units to Mr. Gottwald in 2007. The grant on February 22, 2007 was tied to 2007 EPA goals; if the performance criteria for 2007 were satisfied, 50% of the shares awarded to Mr. Gottwald would have vested in 2008, with the remaining 50% to vest in 2009. The second grant made to Mr. Gottwald on August 9, 2007 was tied to 2008 EPA; if the performance criteria for 2008 are satisfied, the shares will vest on June 30, 2009. Similarly, two separate grants of Performance Units were made to Ms. Taylor in 2007, one tied to 2007 Film Products Division EPA and the other to 2008 Film Products Division EPA goals. These Performance Units follow the same potential vesting scale as the awards to Mr. Gottwald. The remaining named executive officers received a single grant of Performance Units tied to 2008 EPA goals; if the performance criteria for 2008 are satisfied, the shares will vest on June 30, 2009. The Committee believes that this design effectively balances the performance and retention objectives of the long-term incentive program. At its February, 2008 meeting, the Committee amended the performance criteria for the awards based on 2008 Corporate EPA to reflect (i) the sale of our aluminum extrusions operations in Canada, (ii) an increase in the cost of capital in our aluminum business and (iii) the estimated cost of bonuses for 2008.

          Tredegar’s and the Film Products Division’s actual 2007 EPA performance was below threshold and, therefore, none of the performance stock units contingent upon 2007 EPA performance were earned by the participants.

          As noted above, the 2004 Plan allows for the granting of stock options. Although the Committee did not grant stock option awards to any of the named executive officers in 2007, it has done so in the past and may do so in the future. The Committee approves stock option awards only following receipt of advice that we are not in possession of material non-public information. Furthermore, we do not time or plan to time our release of material non-public information for the purpose of affecting the value of executive compensation.

Other Benefits for Chief Executive Officer and Executive Officers

          In addition to the cash and equity compensation discussed above, we provide our Chief Executive Officer and other named executives with the same benefits package available to all of our salaried employees. When setting and determining annual compensation, the Committee reviews and considers all elements of compensation, including the benefits listed below:

•	health and dental insurance (portion of costs);

•	basic life insurance;

•	long-term disability insurance;

•	Savings Plan and Savings Plan Benefit Restoration Plan (401(k) plan); and

•	Tredegar Corporation Retirement Income Plan (defined benefit pension plan) (the Pension Plan).

          We have also historically provided to a limited number of key executives, including Messrs. Gottwald and Scher (our former CEO and currently a director), a supplemental executive retirement program, or “SERP,” known as the Tredegar Corporation Retirement Benefit Restoration Plan. See “Pension Benefits” beginning on page 44 of this proxy statement for additional information. Effective December 31, 2005, however, we terminated further participation in our SERP and froze benefit accruals for existing participants as part of our efforts to maintain an appropriate cost structure.

          We have recently redesigned our retirement programs to better meet the needs of today’s mobile workforce, permit more individual involvement in retirement planning and be more affordable, predictable and controllable in terms of cost. While we believe that the Savings Plan generally met these objectives, we determined that the unpredictability of the cost under the defined benefit pension plan was undesirable. Therefore, we made the decision to shift our focus from the defined benefit pension plan to the defined contribution plan for all salaried employees and for hourly employees at Lake Zurich and Red Springs. We paid particular attention to minimizing the potential negative impact the changes may have on the longer service employees who were closer to retirement.

          Effective January 1, 2007, we implemented the following changes to our retirement programs:

•

We closed the Pension Plan to new employees and froze the pay for active employees used to compute benefits as of December 31, 2007. Participants will, however, continue to earn benefit credit for each year of service after 2007.

•

We began making matching contributions to the Savings Plan of $1.00 for every $1.00 the participant contributes, up from the prior contribution of 50 cents for each $1.00 the participant contributed. The maximum matching contribution will be up to 6% of an employee’s base pay for 2007 and 2008 and was planned to be up to 5% of base pay thereafter. On October 29, 2007, we announced that the reduction to 5% of base pay for the maximum matching contribution scheduled to take effect January 1, 2009 would not occur.

•

We adopted immediate vesting for active employees of past matching contributions to the Savings Plan as well as future matching contributions as opposed to the five-year incremental vesting scale that was in place, and we began enrolling newly hired employees automatically at 3% of base pay, unless they elect to enroll at a different level.

          On October 29, 2007, we announced changes to our health care plan, which took effect on January 1, 2008. In summary, we are offering employees a triple option plan consisting of a “core” medical plan, which provides lesser benefits than the previous plan, a “buy-up” plan, which provides benefits that are substantially similar to those offered under the previous plan but at a premium to employees, and a high deductible health plan. Our contribution is based upon the coverage level selected by the employee, irrespective of the employee’s choice of medical plan. The purpose of the change is to reduce overall plan cost while maintaining a competitive benefits offering.

          We do not provide executives with additional perquisites that many companies have used as additional compensation, such as:

•	executive employment contracts upon entering into employment with the company;

•	company cars or vehicle allowances;

•	personal use of corporate assets; and

•	company-funded deferred compensation programs.

          We do not believe that these types of programs are currently needed to attract, motivate and retain highly qualified executive officers.

2008 Compensation Actions

          At its February 13, 2008 meeting, the Committee approved the following changes to base salary and short-term incentive opportunities for the named executive officers:

Named Executive Officer	2007 Salary	2008 Salary	% Increase

John D. Gottwald	$360,000	$540,000	50%
D. Andrew Edwards	$281,780	$298,680	6%
Nancy M. Taylor	$299,358	$317,328	6%
Larry J. Scott	$181,055	$186,480	3%
McAlister C. Marshall, II	$257,500	$272,952	6%

Aggregate NEOs	$1,379,693	$1,615,440	17%

	2008 Short-Term Incentive Structure

Named Executive Officer	Threshold	Target	Maximum

John D. Gottwald	50%	100%	200%
D. Andrew Edwards	25%	50%	100%
Nancy M. Taylor	27.5%	55%	110%
Larry J. Scott	22.5%	45%	90%
McAlister C. Marshall, II	22.5%	45%	90%

          As in prior years, salary increases are based on a variety of factors including our performance, the executive’s qualifications and performance, the position’s scope of responsibility and accountability at Tredegar, external market positioning, and internal pay alignment. For Mr. Gottwald, the increase in base salary is the next step in a deliberate process of increasing his base salary to be more in line with market pay levels.

          The Committee believes that the increases to target award opportunities for each executive under the 2008 Cash Incentive Plan are consistent with our pay strategy of targeting the 50th percentile, are internally equitable given overall responsibility and expected contribution, and are desirable to increase the incentive effect of this program which directly links executive rewards to company and individual performance results.

          The design of the 2008 Cash Incentive Plan is also being modified to include a threshold performance and payout level, and to widen the overall performance range between threshold and maximum. The Committee believes that these changes are desirable to maximize the incentive effect of the program in recognizing the inherent volatility of our businesses and, therefore, the somewhat limited precision with which performance goals can be reasonably established.

          The design of the 2008 long-term incentive program was also modified to include a blend of performance stock units and stock options. This Committee believes that this combination of awards appropriately balances an internal focus on EPA from manufacturing operations and earnings per share from operations and an external focus on stock price appreciation. The blended program also maximizes share usage under the 2004 Plan, which limits the total number of non-option awards that can be granted under the 2004 Plan thus requiring option awards in order to fully utilize available shares.

          At its February 13, 2008 meeting, the Committee approved the following performance stock unit and stock option grants to each named executive officer:

Named Executive Officer	Performance Units	Stock Options

John D. Gottwald	40,000	100,000
D. Andrew Edwards	8,500	22,000
Nancy M. Taylor	12,000	30,000
Larry J. Scott	4,000	10,000
McAlister C. Marshall, II	7,500	20,000

          For the performance stock units, 50% of the units are tied to consolidated EPA from manufacturing operations in 2009 and 50% are tied to earnings per share from operations for 2009. Any units earned will vest and be settled in Tredegar common stock on March 31, 2010. The stock options become 100% vested two years from the grant date and have a seven year term.

Corporate Tax and Accounting Considerations

          The Internal Revenue Code disallows corporate tax deductions for executive compensation in excess of $1 million for any of our Chief Executive Officer or the next four most highly-compensated officers of Tredegar. Internal Revenue Code Section 162(m) allows certain exemptions to the deduction cap, including pay programs that depend on formulas and, therefore, are “performance-based.”

          The Committee considers the deductibility of compensation when reviewing and approving pay levels and pay programs, but reserves the right to award compensation that is not deductible under 162(m) if it is determined to be in the best interests of Tredegar and our shareholders. In 2007, Mr. Gottwald’s compensation exceeded the maximum deductible compensation under 162(m) by $27,037. No other named executive officer received compensation in excess of $1 million.

          As noted above, we attempt to operate in a manner that maintains an appropriate cost structure. As part of our efforts, we regularly review the accounting treatment of different forms of compensation, including the forms of awards available under the 2004 Plan, to determine which forms of awards, if any, (1)

serve to motivate appropriately our executive officers to enhance shareholder value and (2) enable us to operate within an appropriate cost structure.

EXECUTIVE COMPENSATION COMMITTEE REPORT

          The Executive Compensation Committee has the overall responsibility of evaluating the performance and determining the compensation of the Chief Executive Officer and approving the compensation structure for Tredegar’s other executive officers. In fulfilling its responsibilities, the Executive Compensation Committee has reviewed and discussed the Compensation Discussion and Analysis section of this proxy statement with management. Based on such review and discussion, the Committee recommended to the Board that the Compensation Discussion and Analysis section be included in this proxy statement.

Executive Compensation Committee:

Richard L. Morrill, Chairman
Horst R. Adam
Donald T. Cowles

February 13, 2008

COMPENSATION OF EXECUTIVE OFFICERS

          This table shows information with respect to the total compensation of our Chief Executive Officer, our Chief Financial Officer and the three other highest compensated executive officers for their services to Tredegar for the fiscal years ended December 31, 2007 and 2006.

Summary Compensation Table

Name and Principal Position	Year	Salary ($)		Bonus ($)		Stock Awards($)(1)		Option Awards($)(2)		Non- Equity Incentive Plan Compen- sation($)	Change in Pension Value and Non- qualified Deferred Compensation Earnings($)		All Other Compen- sation($)		Total ($)

John D. Gottwald	2007	347,500		100,000		244,309		-0-		-0-	21,573	(5)	22,543	(9)	735,925
President and Chief											-0-	(6)
Executive Officer(3)	2006	245,833	(4)	-0-		-0-		-0-		427,500	67,483	(7)	13,963		790,680
											35,901	(8)
D. Andrew Edwards	2007	278,708		95,000		58,044		46,643		-0-	15,555	(5)	18,299	(9)	512,249
Vice President, Chief Financial Officer and Treasurer	2006	262,276		-0-		22,320	(10)	38,209		138,257	36,205	(7)	14,670		511,937
Nancy M. Taylor	2007	296,094		30,000		133,463		69,964		82,142	13,175	(5)	19,353	(9)	644,191
Senior Vice President and President, Tredegar Film Products	2006	278,636		32,000		22,320	(10)	57,313		167,864	35,368	(7)	15,492		608,993
Larry J. Scott	2007	180,176		50,000		52,090		46,643		-0-	90,536	(5)	12,228	(9)	431,673
Vice President, Audit	2006	175,067		-0-		22,320	(10)	38,209		92,285	64,106	(7)	10,165		402,152
McAlister C. Marshall, II	2007	256,250		80,000		40,644		33,150		-0-	8,947	(5)	11,983	(9)	430,974
Vice President, General Counsel and Secretary(11)	2006	62,500		30,000	(11)	2,681	(11)	8,174	(11)	-0-	-0-	(12)	2,500		105,855

          (1)          Represents the dollar amount we recognized for financial reporting purposes for the fiscal years ended on December 31, 2007 and 2006 computed in accordance with FAS 123R, and, therefore, includes amounts recognized in respect of awards granted in and prior to 2007 and 2006. For purposes of calculating these amounts, we have used the same assumptions used for financial reporting purposes under GAAP. For a description of the assumptions we used, see Notes 1 to our financial statements, which are included in our Annual Reports on Form 10-K for the fiscal years ended December 31, 2007 and 2006, and are incorporated by reference into this proxy statement.

          (2)          Represents the dollar amount we recognized for financial reporting purposes for the fiscal years ended December 31, 2007 and 2006 computed in accordance with FAS 123R, and, therefore, includes amounts recognized in respect of awards granted in and prior to 2007 and 2006. For purposes of calculating these amounts, we have used the same assumptions used for financial reporting purposes under GAAP. For a description of the assumptions we used, see Notes 1 to our financial statements, which are included in our Annual Reports on Form 10-K for the fiscal years ended December 31, 2007 and 2006, and are incorporated by reference into this proxy statement. The actual value a named executive officer may receive depends on market prices and there can be no assurance that the amounts reflected in the Option Awards column will actually be realized. No gain to a named executive officer is possible without an appreciation in stock value.

          (3)          Mr. Gottwald was elected President and Chief Executive Officer of Tredegar effective March 1, 2006. He previously served as Chairman of the Board.

          (4)          Mr. Gottwald’s salary for 2006 included $8,333 for January and February when he served as Chairman of the Board. The remaining $237,500 was his salary for the period March through December when he served, as he continues to serve, as President and Chief Executive Officer.

          (5)          This amount represents the change in actuarial present value in the Tredegar Corporation Retirement Income Plan (or the Pension Plan), from December 31, 2006 to December 31, 2007. For purposes of computing the actuarial present value of the accrued benefit payable to the named executive officers, we have used the following assumptions:

	12/31/2005	12/31/2006	12/31/2007

Discount Rate	5.75%	5.75%	6.25%
Mortality Table	RP-2000 Combined Healthy Mortality Table
Retirement Age	Age 60, or current age, if older
Preretirement Decrements	None
Payment Option	Single life annuity with five years of benefits guaranteed

For a description of the assumptions we used, see Note 11 to our financial statements and the discussion in “Management’s Discussion and Analysis of Financial Condition and Results of Operations — Pension Benefits” both of which are included in our Annual Report on Form 10-K for the fiscal year ended December 31, 2007 and incorporated by reference into this proxy statement.

          (6)          The actuarial present value of Mr. Gottwald’s benefit under the Tredegar Corporation Retirement Benefit Restoration Plan (or the Restoration Plan), decreased by $10,697 from December 31, 2006 to December 31, 2007. Mr. Gottwald is the only named executive officer who participates in the Restoration Plan. For purposes of computing the actuarial present value of the accrued benefit payable to Mr. Gottwald, we have used the same assumptions indicated in Footnote 5 above. Benefit accruals under the Restoration Plan were frozen as of December 31, 2005. For a description of the assumptions we used, see Note 11 to our financial statements and the discussion in “Management’s Discussion and Analysis of Financial Condition and Results of Operations — Pension Benefits” both of which are included in our Annual Report on Form 10-K for the fiscal year ended December 31, 2007 and incorporated by reference into this proxy statement.

          (7)           This amount represents the change in actuarial present value in the Pension Plan from December 31, 2005 to December 31, 2006. For purposes of computing the actuarial present value of the accrued benefit payable to the named executive officers, we have used the same assumptions indicated in Footnote 5 above. For a description of the assumptions we used, see Note 11 to our financial statements and the discussion in “Management’s Discussion and Analysis of Financial Condition and Results of Operations — Pension Benefits” both of which are included in our Annual Report on Form 10-K for the fiscal year ended December 31, 2006 and incorporated by reference into this proxy statement.

          (8)          The actuarial present value of Mr. Gottwald’s benefit under the Restoration Plan increased by $35,901 from December 31, 2005 to December 31, 2006. Mr. Gottwald is the only named executive officer who participates in the Restoration Plan. For purposes of computing the actuarial present value of the accrued benefit payable to Mr. Gottwald, we have used the same assumptions indicated in Footnote 5 above. Benefit accruals under the Restoration Plan were frozen as of December 31, 2005. For a description of the assumptions we used, see Note 11 to our financial statements and the discussion in “Management’s Discussion and Analysis of Financial Condition and Results of Operations — Pension Benefits” both of which are included in our Annual Report on Form 10-K for the fiscal year ended December 31, 2006 and incorporated by reference into this proxy statement.

          (9)        These amounts include the following:

Name	Matching Contributions under the Tredegar Corporation Retirement Savings Plan($)	Matching Contributions under the Tredegar Corporation Savings Plan Benefit Restoration Plan($)	Dividends On Shares In the Tredegar Corporation Savings Plan Benefit Restoration Plan($)	Dividends on Shares of Restricted Stock($)	Total($)

John D. Gottwald	13,500	7,350	1,693	-0-	22,543
D. Andrew Edwards	12,805	3,917	297	1,280	18,299
Nancy M. Taylor	12,637	5,129	307	1,280	19,353
Larry J. Scott	9,000	1,811	137	1,280	12,228
McAlister C. Marshall, II	11,663	-0-	-0-	320	11,983

          (10)      For 2006, we reported $0 for the amounts we recognized for Ms. Taylor, Mr. Edwards and Mr. Scott for financial reporting purposes in accordance with FAS 123R. In reporting these amounts, we only included dollar amounts recognized with respect to awards made in 2006; we inadvertently omitted dollar amounts we recognized in 2006 with respect to awards made prior to 2006. We have included these amounts in the table above, as applicable.

          (11)      Effective as of October 1, 2006, our Board elected, and we hired, Mr. Marshall as our Vice President, General Counsel and Corporate Secretary, with an annual base salary of $250,000. In connection with his hiring, Mr. Marshall received stock options to purchase 10,000 shares of Tredegar common stock, which will become exercisable on October 2, 2008, at an exercise price of $16.31 per share and will expire on October 2, 2013; 2,000 restricted shares of Tredegar common stock ($16.31 per share on the date of grant), which will vest on October 2, 2009; and a cash signing bonus of $20,000. This signing bonus was in lieu of Mr. Marshall participating in our 2006 Cash Incentive Plan. In addition, Mr. Marshall received a bonus of $10,000 for his contributions to Tredegar in the fourth quarter of 2006.

          (12)     We hired Mr. Marshall effective October 1, 2006. He became a participant in the Pension Plan on January 1, 2007.

Employment Agreements

          We do not have any employment agreements in place for any of our named executive officers or directors.

Grants of Plan-Based Awards

          The following table presents information regarding grants of plan-based awards to the named executive officers during the fiscal year ended December 31, 2007.

		Estimated Future Payouts Under Non- Equity Incentive Plan Awards			Estimated Future Payouts Under Equity Incentive Plan Awards			Grant Date Fair Value of Stock and Option Awards ($)

Name	Grant Date(1)	Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)

John D. Gottwald		270,000	540,000	1,080,000
	2/22/2007				12,000	24,000	36,000	871,200
	8/9/2007				18,000	24,000	30,000	487,750
D. Andrew Edwards		74,670	149,340	298,680
	6/22/2007				6,750	9,000	11,250	241,763
Nancy M. Taylor		87,265	174,530	349,061
	6/22/2007				-0-	3,000	6,000	128,940
	6/22/2007				9,000	12,000	15,000	322,350
Larry J. Scott		41,958	83,916	167,832
	6/22/2007				5,625	7,500	9,375	201,469
McAlister C. Marshall, II		61,414	122,828	245,657
	6/22/2007				5,625	7,500	9,375	201,469

          (1)          We made the grants of Performance Units under the 2004 Plan.

Tredegar Corporation 2004 Equity Incentive Plan

          Tredegar Corporation has a 2004 Equity Incentive Plan (or the 2004 Plan), which our shareholders approved. The purposes of the 2004 Plan are to assist in recruiting and retaining the services of individuals with high ability and initiative, provide greater incentives for employees and other individuals who provide valuable services to us and our subsidiaries and associate the interests of those persons with those of Tredegar and our shareholders.

          Eligibility. Our Executive Compensation Committee administers the 2004 Plan and is authorized to select the individuals who will participate in the 2004 Plan and to grant stock options, stock appreciation rights, stock and stock unit awards and incentive awards upon such terms as our Executive Compensation Committee considers appropriate. Any employee of Tredegar, including any named executive officer and any member of our Board, is eligible to participate in the 2004 Plan if our Executive Compensation Committee determines that the individual has contributed significantly, or can be expected to contribute significantly, to the profits or growth of Tredegar or one of our affiliates.

          Limits. A maximum of 2,000,000 shares of Tredegar common stock may be issued under the 2004 Plan, but no more than 600,000 shares of Tredegar common stock may be issued as stock awards or in settlement of stock units. The 2004 Plan provides that the aggregate share authorization will be increased by shares of Tredegar common stock subject to awards and awards granted under our prior plans that are terminated, forfeited or otherwise expire without the issuance of the full number of shares subject to the awards. The 2004 Plan also provides that no participant:

•	may be granted stock options or stock appreciation rights in any calendar year for more than 450,000 shares of Tredegar common stock;

•	may receive stock awards or stock units in any calendar year covering more than 75,000 shares of Tredegar common stock; or

•

may receive an incentive award payment in any calendar year that exceeds the lesser of (1) 75% of the participant’s base salary (prior to any salary reduction or deferral election) as of the date of grant of the incentive award or (2) $250,000.

The Executive Compensation Committee may not grant awards under the 2004 Plan after February 19, 2014.

          Stock Options. The per share exercise price of any stock option granted under the 2004 Plan may not be less than the fair market value of the shares of Tredegar common stock on the date of the grant of the option. The determination of fair market value of Tredegar common stock is based on the closing price as reported on the New York Stock Exchange composite tape on such date or, in the absence of reported sales on such date, then on the next preceding day that the shares of Tredegar common stock were traded. The Executive Compensation Committee establishes the duration of stock options granted under the 2004 Plan, but that duration may not exceed ten years (five years in the case of an option granted to a Plan participant who owns 10% or more of the total combined voting power of all classes of stock of Tredegar). The Executive Compensation Committee may provide that an option is exercisable in whole or in part immediately upon the grant or at such times and in compliance with such requirements as the Executive Compensation Committee determines.

          Stock Appreciation Rights. A stock appreciation right entitles the holder to receive a payment, with respect to each share of Tredegar common stock encompassed by the stock appreciation right, of an amount the Executive Compensation Committee determines. In the absence of such a determination, the payment will be equal to the excess, if any, of the fair market value of Tredegar common stock on the date of exercise over the fair market value of Tredegar common stock on the date of grant. The determination of fair market value of Tredegar common stock is based on the closing price as reported on the New York Stock Exchange composite tape on such date or, in the absence of reported sales on such date, then on the next preceding day that the shares of Tredegar common stock were traded. The maximum term of a stock appreciation right is ten years. Stock appreciation rights may be granted alone or in conjunction with an option (in which case, the exercise of the option reduces the number of shares of Tredegar common stock that remain subject to the stock appreciation right and, correspondingly, the exercise of a stock appreciation right reduces the number of shares of Tredegar common stock subject to the option).

          Stock Awards. A stock award is an award of Tredegar common stock. A stock unit is an award that allows the participant to earn a benefit based on any increase in the fair market value of a share of Tredegar common stock. The determination of fair market value of Tredegar common stock is based on the closing price as reported on the New York Stock Exchange composite tape on such date or, in the absence of reported sales on such date, then on the next preceding day that the shares of Tredegar common stock were traded. Stock awards and stock units may be nontransferable or subject to forfeiture or both unless and until conditions the Executive Compensation Committee prescribed are satisfied. The conditions may include, for example, a requirement that the participant complete a stated period of service or that certain performance objectives be achieved. The objectives may be based on performance goals that are stated with reference to the performance criteria described below. A stock award or stock unit that is not immediately vested and transferable will be restricted for a period of at least three years (or one year if the award is subject to objectives stated with reference to the performance criteria described below).

          Incentive Awards. An incentive award is an opportunity to earn a cash payment upon the achievement of stated performance objectives. The performance objectives are stated with reference to the performance criteria described below.

          The Executive Compensation Committee may prescribe that stock awards and stock units will vest only upon the satisfaction of performance objectives. The 2004 Plan provides that the performance objectives may be stated with reference to the fair market value of Tredegar common stock or on Tredegar’s, a subsidiary’s or an operating unit’s economic profit added, return on equity, earnings per share, total earnings, earnings growth, return on capital or return on assets.

          The 2004 Plan provides that all outstanding stock options and stock appreciation rights will be exercisable and all outstanding stock awards, stock units and incentive awards will be earned if there is a change in control of Tredegar.

2007 Grants

          During 2007, we made several grants of performance-based stock units (or Performance Units) under the 2004 Plan to the named executive officers. Performance Units are an unfunded promise to deliver shares of common stock in the future upon achievement of both performance and service conditions. Mr. Gottwald received two grants of Performance Units in 2007. Similarly, two separate grants of Performance Units were made to Ms. Taylor in 2007. The remaining named executive officers received a single grant of Performance Units in 2007.

          For a further discussion of the Performance Units granted to the named executive officers in 2007, see “Compensation Discussion and Analysis — Elements of Compensation — Long-Term Incentives” beginning on page 31 of this proxy statement.

2007 Cash Incentive Plan

          We adopted an annual incentive compensation plan for 2007 (payable in early 2008) for executive officers and certain other key employees of Tredegar and our subsidiaries (or the 2007 Cash Incentive Plan). For a further discussion of the 2007 Cash Incentive Plan, including the estimated future payouts that were established dependent upon pre-determined financial performance targets and personal performance metrics, see “Compensation Discussion and Analysis — Elements of Compensation — Base Salaries and Annual Incentives -— Annual Incentives” beginning on page 29 of this proxy statement.

Outstanding Equity Awards At Fiscal Year-End

          The following table presents information regarding the number and value of stock option awards and stock awards for the named executive officers outstanding as of the fiscal year ended December 31, 2007.

Option Awards					Stock Awards

Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Option Exercise Price(3) ($)	Option Expiration Date	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested(4) (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)

John D. Gottwald	-0-	-0-	-0-	N/A	12,000(5) 18,000(6)	192,960 289,440
D. Andrew Edwards	20,000 -0-	-0- 15,000(1)	18.90 15.11	1/2/2009 3/7/2013	6,750(6) 8,000(9)	108,540 128,640
Nancy M. Taylor	20,000 -0-	-0- 22,500(1)	18.90 15.11	1/2/2009 3/7/2013	3,000(7) 9,000(8) 8,000(9)	48,240 144,720 128,640
Larry J. Scott	10,000 -0-	-0- 15,000(1)	18.90 15.11	1/2/2009 3/7/2013	5,625(6) 8,000(9)	90,450 128,640
McAlister C. Marshall, II	-0-	10,000(2)	16.31	10/2/2013	5,625(6) 2,000(10)	90,450 32,160

          (1)          The stock options became exercisable on March 7, 2008 and will expire on March 7, 2013.

          (2)          The stock options become exercisable on October 2, 2008 and will expire on October 2, 2013.

          (3)          In accordance with the stock option plans under which the shares indicated in the table were granted, the per share exercise price for the stock options was not less than the fair market value of the shares of Tredegar common stock on the date of the grant of the option, as determined by the closing price as reported on the New York Stock Exchange composite tape on that date.

          (4)          The number of units of stock reported are based on achieving the threshold performance goals. For information regarding the total potential award, see table “Grant of Plan-Based Awards” beginning on page 40 of this proxy statement.

          (5)          These performance share units were tied to 2007 EPA goals; because the performance criteria for 2007 were not satisfied, the shares were not earned by the named executive officer and were forfeited.

          (6)          These performance share units are tied to 2008 EPA goals; if the performance criteria for 2008 are satisfied, the shares will be earned by the named executive officer and will vest on June 30, 2009.

          (7)          These performance share units were tied to 2007 Film Products Division EPA goals; because the performance criteria for 2007 were not satisfied, the shares were not earned by the named executive officer and were forfeited.

          (8)          These performance share units are tied to 2008 Film Products Division EPA goals; if the performance criteria for 2008 are satisfied, the shares will be earned by the named executive officer and will vest on June 30, 2009.

          (9)          The shares of restricted Tredegar common stock will vest on March 18, 2009.

          (10)        The shares of restricted Tredegar common stock will vest on October 2, 2009.

Option Exercises and Stock Vested

          The following table presents information concerning the exercise of stock options for the named executive officers during the fiscal year ended December 31, 2007. There were no other exercises of options, SARs or similar instruments or vesting of stock (including restricted stock, restricted stock units or other similar instruments) for the named executive officers during the fiscal year ended December 31, 2007.

Option Exercises

	Option Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)

John D. Gottwald	110,000	242,994
D. Andrew Edwards	12,000	19,474
Nancy M. Taylor	33,000	78,616
Larry J. Scott	-0-	-0-
McAlister C. Marshall, II	-0-	-0-

Pension Benefits

          The following table presents information as of December 31, 2007 concerning each of our defined benefit plans that provide for payments or other benefits to the named executive officers at, following or in connection with retirement.

Name	Plan Name	Number of Years Credited Service	Present Value of Accumulated Benefit (1)
		(#)	($)

John D. Gottwald	Pension Plan Restoration Plan	29 27	712,714 649,563 (2)
D. Andrew Edwards	Pension Plan	15	257,271
Nancy M. Taylor	Pension Plan	16	256,556
Larry J. Scott	Pension Plan	27	693,002
McAlister C. Marshall, II	Pension Plan	1	8,947

          (1)          For purposes of computing the actuarial present value of the accrued benefit payable to the named executive officers, we have used the following assumptions:

	12/31/2005	12/31/2006	12/31/2007

Discount Rate	5.75%	5.75%	6.25%
Mortality Table	RP-2000 Combined Healthy Mortality Table
Retirement Age	Age 60, or current age, if older
Preretirement Decrements	None
Payment Option	Single life annuity with five years of benefits guaranteed

Benefit accruals under the Restoration Plan are frozen as of December 31, 2005. For a description of the assumptions we used, see Note 11 to our financial statements and the discussion in “Management’s Discussion and Analysis of Financial Condition and Results of Operations — Pension Benefits” both of which are included in our Annual Report on Form 10-K for the fiscal year ended December 31, 2007 and incorporated by reference into this proxy statement.

          (2)          We froze Mr. Gottwald’s benefits under the Restoration Plan on December 31, 2005.

Pension Plan

          The Tredegar Corporation Retirement Income Plan (or the Pension Plan) is a defined benefit pension plan applicable generally to salaried, full-time employees who are not covered by a collective bargaining agreement. All of the named executive officers participate in the Pension Plan.

          The Pension Plan assumes a normal retirement age of 65 and does not impose a vested service requirement as a condition to paying benefits to a participant who retires upon reaching that age. In most other cases involving a separation of service from Tredegar before age 65, a participant must have accrued at least five years of pension vesting service, as defined in the Pension Plan, in order to be entitled to receive any benefits under the Pension Plan. As of December 31, 2007, our named executives had accrued the following number of pension vesting service years under the Pension Plan for their service through December 31, 2007:

Name	Vesting

John D. Gottwald	30
D. Andrew Edwards	15
Nancy M. Taylor	16
Larry J. Scott	28
McAlister C. Marshall, II	1

          A participant who retires at age 65 or later, with certain exceptions, is entitled to a monthly benefit paid as a single life annuity with five years of guaranteed payments. The monthly payment equals 1/12th of the sum of:

•

1.1% of his or her final average pay (determined by averaging the participant’s base salary plus 50% of incentive bonuses for his or her three consecutive highest paid years in the ten-year period preceding January 1, 2008) multiplied by the number of years of pension benefit service he or she has accrued; and

•	0.4% of his or her final average pay in excess of the 2007 social security covered compensation, multiplied by his or her years of pension benefit service.

          Unless he or she elects otherwise, a participant in the Pension Plan who is married as of the date he or she is eligible to begin receiving payments under the Pension Plan will receive his or her payments as a qualified joint and survivor annuity, which is the actuarial equivalent of the single life annuity with five years guaranteed. This form of annuity provides a reduced monthly retirement benefit payable to the participant for life followed by monthly payments to his or her spouse in an amount equal to 50% of the amount the participant received during life. Under the contingent annuity option of the Pension Plan, an unmarried participant may also elect to receive reduced monthly payments for life followed by monthly payments to a named contingent annuity in an amount equal to 100%, 75% or 50% of the amount payable to the participant during his or her lifetime.

          In accordance with the provision in the Pension Plan allowing us to amend, modify or terminate it at any time, effective January 1, 2007, we closed the Pension Plan to new participants and froze the pay used to compute benefits for existing participants as of December 31, 2007. Existing participants in the Pension Plan will, however, continue to earn benefit credit for each year of service after 2007.

Retirement Benefit Restoration Plan

          The Internal Revenue Code limits (a) the annual retirement benefit that may be paid under a tax qualified pension plan, such as the Pension Plan, and (b) the earnings that may be used in computing a benefit. The maximum benefit and earnings limitations are adjusted each year to reflect changes in the cost of living. For 2007, the maximum benefit limitation was $174,927 (based on a five-year certain and life annuity payable at age 65) and the earnings limitation was $225,000.

          Because of these limitations, we adopted the Tredegar Corporation Retirement Benefit Restoration Plan (or the Restoration Plan) to restore those benefits that cannot be paid under the Pension Plan due to the Internal Revenue Code maximum benefit limitation, the earnings limitation, or both. The Executive Compensation Committee has discretion over which highly-compensated employees can participate in the Restoration Plan. The Executive Compensation Committee can amend, modify or terminate the Restoration Plan at any time and is entitled to revoke or rescind an executive’s designation as a participant in the Restoration Plan.

          Mr. Gottwald is the only named executive officer who currently participates in the Restoration Plan. The benefit to which he is entitled upon retirement is the amount actually payable under the Pension Plan subtracted from the amount that would have been payable under the Pension Plan if not for the Internal Revenue Code limitations.

          In accordance with the provision in the Restoration Plan allowing us to amend, modify or terminate it at any time, effective December 31, 2005, we closed the Restoration Plan to new participants and froze benefit accruals for existing participants.

Nonqualified Deferred Compensation

          The following table presents information concerning the Savings Plan Benefit Restoration Plan for Employees of Tredegar Corporation (or the SPBR Plan), which is a defined contribution plan that provides for the deferral of compensation of the named executive officers on a basis that is not tax qualified.

Name	Registrant Contributions in Last FY(1) ($)	Aggregate Earnings in Last FY ($)	Aggregate Withdrawals/ Distributions ($)	Aggregate Balance at Last FYE(2) ($)

John D. Gottwald	9,043	(69,421)	-0-	178,562
D. Andrew Edwards	4,214	(12,147)	-0-	34,172
Nancy M. Taylor	5,436	(12,645)	-0-	36,391
Larry J. Scott	1,948	(5,555)	-0-	15,880
McAlister C. Marshall, II	-0-	-0-	-0-	-0-

          (1)          These amounts represent the sum of the amounts included in Note (9) to the Summary Compensation Table on page 39 of this proxy statement under the columns “Matching Contributions under the Tredegar Corporation Savings Plan Benefit Restoration Plan” and “Dividends on Shares in the Tredegar Corporation Savings Plan Benefit Restoration Plan.”

(2) These amounts include the following amounts that were previously reported as compensation in the Summary Compensation Table of our 2007 proxy statement:

Name	Matching Contributions under the Tredegar Corporation Savings Plan Benefit Restoration Plan($)	Dividends On Shares In the Tredegar Corporation Savings Plan Benefit Restoration Plan($)	Total($)

John D. Gottwald	1,342	1,671	3,013
D. Andrew Edwards	2,164	277	2,441
Nancy M. Taylor	2,982	280	3,262
Larry J. Scott	782	132	914
McAlister C. Marshall, II	-0-	-0-	-0-

          Because of Internal Revenue Code limitations on the matching contributions we are entitled to make on behalf of highly-compensated employees to Tredegar’s Savings Plan, we adopted the SPBR Plan under which we credit the matching contribution we would have been able to make to the Savings Plan, but for the Internal Revenue Code limitations, to an account representing the employee’s interest in the SPBR Plan for each payroll period. Every employee who qualifies as highly-compensated becomes a member of the SPBR Plan as of the date his or her contributions to the Savings Plan are limited by IRS regulations.

          Our contributions to the SPBR Plan are converted to phantom shares of Tredegar common stock based on the fair market value at the end of the month in which the contributions are credited. Contributions to the SPBR Plan either match those that could not be made to the Savings Plan because of Internal Revenue Code limitations or are dividends on shares of stock already credited to the participant.

          The value of an account at any given time is based upon the fair market value of Tredegar common stock. The fair market value of Tredegar common stock was $22.61 on December 31, 2006 and was $16.08 on December 31, 2007. All named executive officers, except for Mr. Marshall, participated in the SPBR Plan in 2007. We reserve the right to terminate or amend the SPBR Plan at any time.

          A participant in the SPBR Plan becomes 100% vested in his or her benefit under the Plan if he or she works at least one hour on or after January 1, 2007.

          If a participant retires at age 65, dies or separates from employment due to death or a disability, he or she receives a distribution of the total value of his or her benefit under the SPBR Plan on the last day of the month following distribution of benefits under the Savings Plan, subject to Internal Revenue Code Section 409A. A participant who otherwise separates from service receives the value of his or her vested benefit in the SPBR Plan as of the last day of the month during which he or she receives the distribution of his or her vested benefit in the Savings Plan, subject to Internal Revenue Code Section 409A.

Other Potential Payments Upon Termination or a Change in Control

Equity Incentive Plans

          Grants Under the 2004 Equity Incentive Plan. Stock options, shares of restricted Tredegar common stock and performance units granted under the 2004 Plan vest immediately upon the named executive officer’s death, termination of employment due to disability, a change of control of Tredegar, or retirement (except in the case of the performance units and provided that the named executive officer has reached 65 years of age).

          The 2004 Plan generally provides that a change in control occurs if (1) a person (or a group of persons) becomes the owner of 50% or more of our voting securities, (2) there is a substantial change in the composition of our Board, (3) there is a business combination in which our shareholders own 80% or less of the surviving entity or (4) our shareholders approve a liquidation or dissolution of Tredegar or the sale of all or substantially all of Tredegar’s assets.

          The table included below assumes a change in control occurred on December 31, 2007 and provides the value that each named executive officer could have realized from the equity awards he or she held as of December 31, 2007 based on the closing price of shares of Tredegar common stock on the New York Stock Exchange composite tape on that date.

Name	Equity Awards (#)	Exercise Price($/Sh)	Value upon Change of Control($)

John D. Gottwald	36,000 30,000	-0- -0-	578,880 482,400
D. Andrew Edwards	20,000 15,000 11,250	18.90 15.11 -0-	-0- 14,550 180,900
Nancy M. Taylor	20,000 22,500 6,000 15,000	18.90 15.11 -0- -0-	-0- 21,825 96,480 241,200
Larry J. Scott	10,000 15,000 9,375	18.90 15.11 -0-	-0- 14,550 150,750
McAlister C. Marshall, II	2,000 9,375	16.31 -0-	-0- 150,750

Restoration Plan

          Our Executive Compensation Committee amended the Restoration Plan as of December 31, 2005. As of that date, no new employees may participate in the plan and benefit accruals were stopped for any participant in the Restoration Plan who was not entitled to receive a benefit payment as of December 31, 2005. This change affected Mr. Gottwald who is the only named executive officer who participates in the Restoration Plan.

          Retirement. Upon retirement, a named executive officer participating in the Restoration Plan will be entitled to a monthly benefit under the Restoration Plan equivalent to the difference between the monthly benefit he or she would have received under the Pension Plan but for the application of the limitations set forth in Internal Revenue Code Sections 415 and 401(a)(17) and the monthly benefit to which he or she is actually entitled under the Pension Plan. We will determine the monthly benefit and begin paying the monthly benefit on the date the named executive officer is scheduled to begin receiving benefits under the Pension Plan, subject to Internal Revenue Code Section 409A. The named executive officer will receive the monthly benefit under the Restoration Plan as a single life annuity with five years of benefits guaranteed if the executive is not married on the date benefits are scheduled to begin. Benefits will be paid in the form of a 50% qualified joint and survivor annuity with five years of benefits at the unreduced level guaranteed if the executive is married on the date benefits are scheduled to begin.

          Termination (including Termination upon a Change in Control or due to total disability). Mr. Gottwald will vest in his accrued benefit in the Restoration Plan at the earliest of age 65, termination of employment, total disability or death, provided our Executive Compensation Committee has not removed him from the list of eligible employees.

          Death. If Mr. Gottwald dies before retirement, his surviving spouse will receive a benefit paid as a 50% qualified joint and survivor annuity, with five years of payments at the unreduced level guaranteed. If Mr. Gottwald dies after his benefits commence under the Restoration Plan, his surviving spouse will receive a benefit paid as a 50% qualified joint and survivor annuity. If the executive has not received five years of payments at the unreduced level at his death, his spouse will receive the remaining guaranteed payments before the benefit is reduced to the 50% level.

          The table included below provides information with respect to the monthly benefits we would have had to pay to Mr. Gottwald, assuming any of the events described above had occurred on December 31, 2007. Payments under the Restoration Plan will commence on the date of (1) six months after the executive separates from service (the first payment will include any postponed benefits) or (2) the executive’s retirement date under the Pension Plan.

Name	Single Life Annuity with Five-Year Guaranteed Payment on Retirement($)	Payment on Termination($)	Payment on Termination Due to a Change in Control($)	Payment on Disability($)	Payment on Death($)

John D. Gottwald	6,924	-0-	-0-	-0-	6,924

SPBR Plan

          Retirement. In the event a named executive officer retires from Tredegar, he or she will be entitled to receive the total value of his or her interest in the SPBR Plan as of the last business day of the month in which his or her benefit under the Savings Plan is distributed, subject to Internal Revenue Code Section 409A.

          Termination. If the named executive officer’s employment with us ends due to termination, he or she will be entitled to receive the value of his or her vested benefit in the SPBR Plan as of the last business day of the month in which he or she receives his or her vested benefit under the Savings Plan, subject to Internal Revenue Code Section 409A.

          Disability. If the named executive officer separates from service due to a disability, he or she will be entitled to receive the total value of his or her interest in the SPBR Plan as of the last business day of the month in which his or her benefit under the Savings Plan is distributed, subject to Internal Revenue Code Section 409A.

          Death. If the named executive officer dies while under our employment, his or her beneficiary will be entitled to receive the total value of his or her interest in the SPBR Plan as of the last business day of the month in which the named executive officer’s benefit under the Savings Plan is distributed, subject to Internal Revenue Code Section 409A.

          The table included below provides information with respect to the benefits we would have had to pay to the named executive officers assuming any of the events described above had occurred on December 31, 2007.

Name	Payment on Retirement($)(1)	Payment on Termination($)(1)	Payment on Death($)(1)

John D. Gottwald	178,562	178,562	178,562
D. Andrew Edwards	34,172	34,172	34,172
Nancy M. Taylor	36,391	36,391	36,391
Larry J. Scott	15,880	15,880	15,880
McAlister C. Marshall, II	-0-	-0-	-0-

          (1)          Under the terms of the SPBR Plan, in the event that any of these events occurred on December 31, 2007, the earliest payment date would be January 31, 2008 and the amount payable would be based on the closing price of Tredegar common stock on the New York Stock Exchange composite tape on January 31, 2008, the date of payment. In addition, the SPBR Plan provides that payment for a portion of the shares of Tredegar common stock held in a participant’s account would be withheld for six months and the payment would be based on the closing price of Tredegar common stock on the New York Stock Exchange composite tape on the date of payment. The amounts set forth above assume that the total payment was made on December 31, 2007 based on the closing price of Tredegar common stock on the New York Stock Exchange composite tape on that date.

REPORT OF THE AUDIT COMMITTEE

          The Audit Committee oversees the quality and integrity of Tredegar’s financial reporting processes and its systems of internal accounting controls. Management is responsible for Tredegar’s financial statements, including its system of internal accounting controls, and the independent registered public accounting firm is responsible for performing an independent audit of those financial statements and Tredegar’s internal control over financial reporting. The Audit Committee operates under a written charter that has been adopted by Tredegar’s Board.

          The Audit Committee has met and held discussions with management and PricewaterhouseCoopers LLP (or PwC), Tredegar’s independent registered public accounting firm, regarding Tredegar’s audited 2007 consolidated financial statements. Management represented to the Audit Committee that Tredegar’s consolidated financial statements were prepared in accordance with generally accepted accounting principles, and the Audit Committee has reviewed and discussed the consolidated financial statements with management and PwC.

          The Audit Committee has discussed with PwC the matters required to be discussed under Public Company Accounting Oversight Board (or PCAOB) Standards, including those required to be discussed by Statement on Auditing Standards No. 61, as amended, as adopted by the PCAOB in Rule 3200T. In addition, the Audit Committee has received the written disclosures and the letter from PwC relating to the independence of that firm as required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees), as adopted by the PCAOB in Rule 3600T, and has discussed with PwC that firm’s independence from Tredegar.

          In reliance upon the Audit Committee’s discussions with management and PwC, and the Audit Committee’s review of the representations of management and the report of PwC to the Audit Committee, the Audit Committee recommended that the Board include the audited consolidated financial statements in Tredegar’s Annual Report on Form 10-K for the year ended December 31, 2007 to be filed with the Securities and Exchange Commission.

Audit Committee:

R. Gregory Williams, Chairman Austin Brockenbrough, III Donald T. Cowles

March 3, 2008

AUDIT FEES

          The following table lists fees our independent registered public accounting firm, PwC, billed to us for services rendered in fiscal years 2006 and 2007.

	2006	2007

Audit Fees	$1,156,132	$1,229,597

Audit-Related Fees	-0-	-0-

Tax Fees	31,968	40,702

All Other Fees	7,544	2,925

Total Fees	$1,195,644	$1,273,224

          Audit Fees include fees PwC billed for services it performed to comply with the standards of the PCAOB, including the recurring audit of our consolidated financial statements and of our internal control over financial reporting. This category also includes fees for audits PwC provided in connection with statutory filings or services that generally only the principal auditor reasonably can provide and assistance with and review of documents filed with the Securities and Exchange Commission.

          Audit-Related Fees include fees associated with audit services not required by statute or regulation.

          Tax Fees primarily include fees associated with tax audits and tax compliance, tax consulting, and preparation of tax returns for expatriate employees, as well as domestic and international tax planning and assistance.

          All Other Fees include software licensing for online accounting research.

          Our Audit Committee has concluded that the provision of the non-audit services listed above as “All Other Fees” is compatible with maintaining the auditor’s independence.

RATIFICATION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

          Our Audit Committee has appointed PwC as our independent registered public accounting firm for the fiscal year ending December 31, 2008, and has further directed that management submit such appointment of PwC for ratification by the shareholders at the annual meeting. We expect representatives of PwC to be present at the meeting, and they will have an opportunity to make a statement if they so desire and will be available to respond to appropriate questions.

          Shareholder ratification of our Audit Committee’s appointment of PwC as our independent registered public accounting firm is not required by our By-laws or otherwise. If our shareholders fail to ratify the appointment, our Audit Committee will take such failure into consideration in future years. If our shareholders ratify the appointment, our Audit Committee, in its discretion, may direct the appointment of a different independent registered public accounting firm at any time during the year if it is determined that such a change would be in the best interests of Tredegar.

Our Board recommends that you vote “FOR” the ratification of the appointment of PricewaterhouseCoopers LLP as Tredegar’s independent registered public accounting firm for the fiscal year ending December 31, 2008.

DIRECTOR NOMINATING PROCESS AND
SHAREHOLDER PROPOSALS

Nominating and Governance Committee Process for Identifying and Evaluating Director Candidates

          Our Nominating and Governance Committee evaluates all director candidates in accordance with the director qualification standards described in the Governance Guidelines. Our Nominating and Governance Committee evaluates all candidates’ qualifications to serve as members of our Board based on the skills and characteristics of individual Board members as well as the composition of our Board as a whole. In addition, our Nominating and Governance Committee will evaluate a candidate’s independence, diversity, age, skills and experience in the context of our Board’s needs.

Director Candidate Recommendations and Nominations by Shareholders

          Our Nominating and Governance Committee’s Charterprovides that our Nominating and Governance Committee will consider director candidate recommendations by our shareholders. Shareholders should submit any such recommendations for our Nominating and Governance Committee through one of the methods described under “Voting Instructions — How do I communicate with the Board of Directors?” on page 3 of this proxy statement. There are no differences in the manner in which our Nominating and Governance Committee evaluates director candidates based on whether shareholders recommend the candidates.

          In addition to candidate recommendations, any shareholder of record entitled to vote for the election of directors at the applicable meeting of shareholders may nominate persons for election to the Board so long as that shareholder complies with the requirements set forth in the applicable provisions of our amended and restated By-laws and summarized in “Shareholders’ Proposals” below.

          Our Nominating and Governance Committee did not receive any recommendations of director candidates from any shareholder or group of shareholders during 2007; nor were there any shareholder nominations of any person for election as a director.

Sources for New Nominees

         Messrs. Norman A. Scher and R. Gregory Williams are current directors standing for re-election. Mr. George A. Newbill was recommended for nomination by the Chief Executive Officer. We did not use any third-party search firms to assist in identifying potential director candidates during 2007.

Shareholders’ Proposals

         The regulations of the Securities and Exchange Commission require any shareholder wishing to make a proposal to be acted upon at the 2009 annual meeting of shareholders to present the proposal to Tredegar at our principal office in Richmond, Virginia, no later than December 5, 2008. We will consider written proposals received by that date for inclusion in our proxy statement in accordance with regulations governing the solicitation of proxies.

         Article I, Section 10 of our amended and restated By-laws also requires any shareholder wishing to make a proposal to be acted on at an annual meeting to give written notice to our Corporate Secretary not later than 90 days in advance of an annual meeting. The notice must contain:

•	a brief description of the business to be brought before the annual meeting (including the specific proposal to be presented) and the reasons for addressing it at the annual meeting,

•	the name, record address, and class and number of shares beneficially owned by the shareholder proposing such business, and

•	any material interest of the shareholder in such business.

         In addition, Article II, Section 5 of our amended and restated By-laws allows any shareholder entitled to vote in the election of directors generally to nominate one or more persons for election as directors at a meeting only if written notice of such shareholder’s intent to make such nomination or nominations has been given, either by personal delivery or by United States mail, postage prepaid, to our Corporate Secretary not later than:

•	90 days in advance of an annual meeting, or

•

with respect to an election to be held at a special meeting of shareholders for the election of directors, the close of business on the seventh day following the date on which notice of a special meeting of shareholders is first given to shareholders.

         Each notice shall set forth:

•	As to the shareholder giving the notice:

	•	the name and address of the shareholder who intends to make the nomination and of the person or persons to be nominated,

•

a representation that the shareholder is a holder of record of Tredegar common stock entitled to vote at such meeting and intends to appear in person or by proxy at the meeting to nominate the person or persons specified in the notice, and

•

a description of all arrangements or understandings between the shareholder and each nominee and any other person or persons (naming such person or persons) under which the nomination or nominations are to be made by the shareholder.

•	As to each person whom the shareholder proposes to nominate for election as a director:

	•	the name and address of the person or persons to be nominated,

•

such other information regarding each nominee proposed by such shareholder as would be required to be included in a proxy statement filed under the Securities and Exchange Commission’s proxy rules, had the nominee been nominated, or intended to be nominated, by the Board, and

	•	the consent of each nominee to serve as a director if so elected.

          In order for a shareholder to bring other business before a shareholders meeting, we must receive timely notice within the time limits described above. Such notice must include:

•	the information described above with respect to the shareholder proposing such business,

•

a brief description of the business desired to be brought before the annual meeting, including the complete text of any resolutions to be presented at the annual meeting, and the reasons for conducting such business at the annual meeting, and

•	any material interest of such shareholder in such business.

          These requirements are separate from the requirements of the Securities and Exchange Commission that a shareholder must meet to have a proposal included in our proxy statement.

          The amended and restated By-laws are available on our website at www.tredegar.com and on the Securities and Exchange Commission’s website at www.sec.gov. We will also furnish any shareholder a copy of our amended and restated By-laws without charge upon written request to our Corporate Secretary. See “Voting Instructions — How do I communicate with the Board of Directors?” on page 3 of this proxy statement.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING REQUIREMENTS

          Based solely on our review of the copies of the forms prescribed by Section 16(a) of the Exchange Act we received, or written representations from certain reporting persons that no Forms 5 were required for those persons, we believe that all of our Section 16 reporting persons complied with the filing requirements of Section 16(a) as of December 31, 2007.

BENEFICIAL OWNERS

          Institutions that hold shares in street name for two or more beneficial owners with the same address are permitted to deliver a single proxy statement and annual report to that address. Any such beneficial owner may request a separate copy of this proxy statement or the 2007 Annual Report on Form 10-K by contacting our Corporate Secretary in writing at 1100 Boulders Parkway, Richmond, Virginia, 23225 or by telephone at 1-804-330-1144. Beneficial owners with the same address who receive more than one proxy statement and 2007 Annual Report on Form 10-K may request delivery of a single proxy statement and 2007 Annual Report on Form 10-K by contacting our Corporate Secretary as provided in the preceding sentence.

OTHER MATTERS

          Our Board is not aware of any matters to be presented for action at the annual meeting of shareholders other than as described in this proxy statement. However, if any other matters are properly raised at the annual meeting or in any adjournment of the annual meeting, the person or persons voting the proxies will vote them in accordance with their best judgment.

By Order of the Board of Directors

McAlister C. Marshall, II
Vice President, General Counsel and Secretary

Annex A

TREDEGAR CORPORATION
Independence Determination Guidelines

A director shall not be independent if he or she satisfies any one or more of the following criteria:

1.

A director who is, or who has been within the last three years, an employee of Tredegar, or whose immediate family member is, or has been within the last three years, an executive officer, of Tredegar (excluding past service as an interim Chairman, CEO or other executive officer).

2.

A director who has received or who has an immediate family member, serving as an executive officer, who has received, during any twelve-month period within the last three years, more than $100,000 in direct compensation from Tredegar (excluding (A) director and committee fees and pension/other forms of deferred compensation for prior service that is not contingent in any way on continued service and (B) compensation for past service as an interim Chairman, CEO or other executive officer).

3.

(A) A director who is or whose immediate family member is a current partner of a firm that is Tredegar’s internal or external auditor; (B) a director who is a current employee of such a firm; (C) a director who has an immediate family member who is a current employee of such a firm and who participates in the firm’s audit, assurance or tax compliance (but not tax planning) practice; or (D) a director who was or whose immediate family member was within the last three years (but is no longer) a partner or employee of such a firm and personally worked on Tredegar’s audit within that time.

4.

A director who is or has been within the last three years, or whose immediate family member is, or has been within the last three years, employed as an executive officer of another company where any of Tredegar’s present executives at the same time serves or served on that company’s compensation committee.

5.

A director who is a current employee, or whose immediate family member is a current executive officer, of a company that has made payments to, or received payments from, Tredegar for property or services in an amount which, in any of the last three fiscal years, exceeds the greater of $1 million or 2% of such other company’s consolidated gross revenues (as reported for the last completed fiscal year).

The Board shall also consider a director’s charitable relationships. A director who is an officer, director, or trustee of a charitable or non-profit organization shall not be considered to have a material relationship with Tredegar that impairs the director’s independence so long as Tredegar’s contributions to the entity in any of the last three fiscal years (excluding amounts contributed by Tredegar under its employee matching gift program) are less than $1 million or 2% of such entity’s consolidated gross revenues as reported for the last completed fiscal year (whichever is greater).

c/o National City Bank Shareholder Services Operations Locator 5352 P. O. Box 94509 Cleveland, OH 44101-4509

YOUR VOTE IS IMPORTANT

REGARDLESS OF WHETHER YOU PLAN TO ATTEND THE ANNUAL MEETING OF SHAREHOLDERS, YOU CAN BE SURE YOUR SHARES ARE REPRESENTED AT THE MEETING BY PROMPTLY COMPLETING, SIGNING, DATING AND RETURNING YOUR VOTING INSTRUCTION CARD IN THE ENCLOSED ENVELOPE.

Proxy must be signed and dated below.
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TREDEGAR CORPORATION
RETIREMENT SAVINGS PLAN

TO: Frank Russell Trust Company, Savings Plan Trustee

I hereby appoint Frank Russell Trust Company as proxy, with full power of substitution, to vote my proportionate shares of Tredegar Corporation common stock held by it for my savings plan account at the Annual Meeting of Shareholders to be held on May 8, 2008, and at any and all adjournments and postponements thereof as indicated on the reverse side.

Signature of Shareholder

Dated:	, 2008

PLEASE COMPLETE, SIGN, DATE AND RETURN PROMPTLY USING THE ENCLOSED ENVELOPE.

VOTING INSTRUCTION FORM
TREDEGAR CORPORATION RETIREMENT SAVINGS PLAN

A notice and proxy statement regarding the Tredegar Corporation (“Tredegar”) 2008 Annual Meeting of Shareholders is enclosed. A copy of Tredegar’s annual report has been provided to you. As a participant in Tredegar’s Retirement Savings Plan, you may instruct the trustee how to vote your proportionate shares of Tredegar common stock held by the trustee in connection with the Annual Meeting. The number of shares of Tredegar common stock represented by your Retirement Savings Plan account is shown on the reverse side. If you wish to instruct the trustee how to vote your shares, complete, sign and date this form and send it to National City Bank in the enclosed postage-paid envelope so it is received by May 5, 2008. If no instructions are received by the trustee, it will vote your Retirement Savings Plan shares FOR proposals 1 and 2 as contained in the proxy statement and as shown below.

Savings Plan Committee

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TREDEGAR CORPORATION	PROXY

This Proxy, when properly executed, will be voted in the manner directed in this Proxy by the undersigned shareholder. If no direction is made, this Proxy will be voted FOR all nominees listed in Proposal 1 and FOR Proposal 2.

1.	Election of Directors

Nominees: George A. Newbill Norman A. Scher R. Gregory Williams

	❑ FOR all nominees listed above	❑ WITHHOLD authority	❑ FOR ALL EXCEPT
to vote for all nominees listed above

To withhold authority to vote for any of such nominees mark “FOR ALL EXCEPT” and write the nominee’s name on the line provided below.

2.	Ratification of the appointment of PricewaterhouseCoopers LLP as independent registered public accounting firm for Tredegar for the fiscal year ending December 31, 2008.

❑	FOR	❑	AGAINST	❑	ABSTAIN

In its discretion, the proxy is authorized to vote on such other business and matters incident to the conduct of the meeting as may properly come before the meeting and at any and all adjournments and postponements thereof.

(CONTINUED AND TO BE SIGNED ON REVERSE SIDE)

c/o National City Bank Shareholder Services Operations Locator 5352 P. O. Box 94509 Cleveland, OH 44101-4509

YOUR VOTE IS IMPORTANT

REGARDLESS OF WHETHER YOU PLAN TO ATTEND THE ANNUAL MEETING OF SHAREHOLDERS, YOU CAN BE SURE YOUR SHARES ARE REPRESENTED AT THE MEETING BY PROMPTLY COMPLETING, SIGNING, DATING AND RETURNING YOUR PROXY CARD IN THE ENCLOSED ENVELOPE.

Proxy must be signed and dated below.
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TREDEGAR CORPORATION
Richmond, Virginia

PROXY FOR ANNUAL MEETING OF SHAREHOLDERS

This proxy is solicited on behalf of the Board of Directors for the Annual Meeting of Shareholders to be held on May 8, 2008.

The undersigned hereby appoints D. Andrew Edwards, McAlister C. Marshall, II and Norman A. Scher, or any of them, with full power of substitution in each, proxies (and if the undersigned is a proxy, substitute proxies) to vote all shares of common stock of Tredegar Corporation (“Tredegar”) that the undersigned is entitled to vote at the Annual Meeting of Shareholders to be held on May 8, 2008, and at any and all adjournments and postponements of the meeting.

Signature

Signature

Dated:	, 2008

NOTE: Please sign name exactly as it appears on the stock certificate. Only one of several joint owners need sign. Fiduciaries should give full title.

PLEASE COMPLETE, SIGN, DATE AND RETURN PROMPTLY USING THE ENCLOSED ENVELOPE.

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TREDEGAR CORPORATION	PROXY

This Proxy, when properly executed, will be voted in the manner directed in this Proxy by the undersigned shareholder. If no direction is made, this Proxy will be voted FOR all nominees listed in Proposal 1 and FOR Proposal 2.

1.	Election of Directors

Nominees: George A. Newbill Norman A. Scher R. Gregory Williams

	❑ FOR all nominees listed above	❑ WITHHOLD authority	❑ FOR ALL EXCEPT
to vote for all nominees listed above

To withhold authority to vote for any of such nominees mark “FOR ALL EXCEPT” and write the nominee’s name on the line provided below.

2.	Ratification of the appointment of PricewaterhouseCoopers LLP as independent registered public accounting firm for Tredegar for the fiscal year ending December 31, 2008.

❑	FOR	❑	AGAINST	❑	ABSTAIN

In their discretion, the proxies are authorized to vote on such other business and matters incident to the conduct of the meeting as may properly come before the meeting and at any and all adjournments and postponements thereof.

❑	Until contrary notice to Tredegar, I consent to access all future proxy statements and annual reports issued by Tredegar over the Internet. E-Mail Address: _________________________________________

(CONTINUED AND TO BE SIGNED ON REVERSE SIDE)